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                                                                         Page 1
                                                                  Exhibit 10.17

                          LOAN AND SECURITY AGREEMENT

(A Financing Document combined with a Security Document under 10 VSA, Chapter 12 and relating to a ski facility capital improvement program in the Town of Dover)

among

                  THE STATE OF VERMONT, ACTING BY AND THROUGH
                  THE VERMONT INDUSTRIAL DEVELOPMENT AUTHORITY

and

                                MOUNT SNOW LTD.

and

                           PROCTOR BANK, AS TRUSTEE,

and

                       THE FIRST NATIONAL BANK OF BOSTON

*******************************************************************************

Providing for the Issue and Security of:

$2,130,000

Vermont Industrial Development Authority Floating/Fixed Rate Industrial Revenue Bonds (Mount Snow Ltd. Issue--1984 Series)

*****

Dated as of October 1, 1984

*****

Security Interest            Grantor                  Grantee and
as to                        and Debtor               Secured Party

1.   Contract Rights         The State                The Trustee
     and Proceeds

Latest mailing addresses of Debtor and Secured Party:

The State of Vermont                   Proctor Bank
c/o Vermont Industrial                 49 Main Street
Development Authority                  Proctor, Vermont 05765
58 East State Street                   Attn:  Senior Trust Officer
Montpelier, Vermont 05602
Attn: Manager

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                                                                         Page 2

LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (together with any amendments, modifications or supplements, the "Agreement") is made as of October 1, 1984, among the State of Vermont (the "State"), acting by and through the Vermont Industrial Development Authority (the "Authority"), a body corporate and politic and a public instrumentality of the State created by Chapter 12 of Title 10 of the Vermont Statutes Annotated (the "Act"); Mount Snow Ltd., a business corporation organized under the laws of the State of Vermont (the "Borrower"); Proctor Bank, a bank organized under the laws of the State of Vermont, which is authorized to execute trusts of the character herein set out, as trustee (the "Trustee"); and The First National Bank of Boston (the "Bank").

Terms defined in this agreement are used as defined. Unless otherwise indicated, references to Articles or Sections refer to those in this Agreement.

RECITALS:

This Agreement is a financing document combined with a security document as one instrument in accordance with the Act, and relates to a ski facility capital improvement program in the Town of Dover, Rutland County, Vermont (the "Municipality").

The Authority, acting on behalf of the State (referred to in such capacity as the "Issuer"), has duly determined to issue $2,130,000 principal amount of industrial revenue bonds (the "Bonds", which term includes bonds issued in replacement or exchange). The proceeds of the Bonds will be loaned (the "Loan") hereunder by the Issuer to the Borrower. Such proceeds will be used to finance permitted costs in connection with industrial facilities owned or to be owned by the Borrower in the Municipality. To secure the Bonds and the obligations of the Issuer, the Issuer is herein pledging the Pledged Receipts and assigning certain of its rights hereunder. The Loan will be repaid through the Borrower's payment to the Trustee of the amounts required to pay the Bonds.

Principal of and interest on the Bonds are further secured by moneys which may be drawn by the Trustee under an irrevocable Letter of Credit (as hereinafter defined) initially issued by the Bank to the Trustee, to the extent and in the manner provided therein. The Letter of Credit is being contemporaneously issued under a Reimbursement Agreement (as hereinafter defined) of even date between the Borrower and the Bank, and as security for the performance of the Bank Obligations (as hereinafter defined), the Borrower has also granted to the Bank a mortgage on and security interest in certain of its properties. The Bank Obligations are also secured by a Guaranty of even date (the "Guaranty") by

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                                                                        Page 3

Sherburne Corporation, the parent of the Borrower (the "Guarantor"). In connection with the Guarantor's guaranty of the bank obligations, the Guarantor has granted to the Bank as security for the Bank Obligations a mortgage on and security interest in certain of its properties.

All things necessary to make the Bonds, when authenticated, the binding, limited obligations of the Issuer and to create a valid lien and pledge as herein provided have been accomplished; and the execution and delivery of this Agreement and the issuance of the Bonds have been duly authorized.

The Authority has determined that the property to be financed hereunder consists of "industrial facilities" within the meaning of Section 212(6)(F) of the Act and is an exempt facility within the meaning of Section 103(b)(4) of the Internal Revenue Code of 1954, as amended, and has made all other findings required by the Act.

In consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree, covenant, grant, pledge, assign, represent and warrant as follows (it being understood and agreed that in the performance of the agreements of the Issuer herein contained, any obligation it may incur for the payment of money shall not be a general obligation of the Issuer or a debt or pledge of the faith and credit of the State but shall be payable solely from the Pledged Receipts):

PART I: PLEDGE AND ASSIGNMENT; DEFINITIONS

Article 1--Pledge and Assignment by Issuer

In order to secure the due payment of principal, interest and any premium of or on the Bonds, performance of the Bank Obligations and the compliance by the Borrower and the Issuer with their agreements contained in this Agreement:

Section 101. Pledge and Assignment of Issuer. In order to secure the due payment of principal, premium, if any, and interest of or on the Bonds and compliance by the Issuer with its agreements contained in this Agreement, and to secure the due payment and performance of the Bank Obligations in accordance with Section 1106, the Issuer hereby grants, pledges and assigns to the Trustee the Pledged Receipts and all of the Issuer's right, title and interest in this Agreement, including enforcement rights and remedies (including the grant herein of a security interest under the Uniform Commercial Code to the maximum extent possible), but excepting from such grant, pledge and assignment the right of the Issuer to any payment or reimbursement pursuant to Section 1001B, Section 1008 or the third sentence of Section 1111.

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Section 102. Defeasance of Lien; Termination of Borrower's Obligations on the
Loan. When (i) the Issuer has paid or has caused to be paid out of Priority Funds to the holders of all of the Bonds the principal and interest and premium, if any, due or to become due thereon at the times and in the manner stipulated therein and herein, (ii) all of the Bank Obligations have been performed or satisfied in full and (iii) all Additional Payments have been paid or provided for to the satisfaction of the Issuer and the Trustee, the lien of this Agreement on the Trust Estate shall terminate and the Borrower's obligations with respect to the Loan shall terminate. Upon the Borrower's request, the Trustee shall upon the termination of the lien hereof promptly execute and deliver to the Borrower and the Issuer an appropriate discharge hereof and shall assign and deliver to the Borrower any property at the time subject to the lien of this Agreement which may then be in its possession, except amounts held by the Trustee pursuant to Section 507 for the payment of the principal of, premium, if any, and interest on the Bonds and Additional Payments and payments pursuant to Section 1008.

All the outstanding Bonds shall be deemed to have been paid within the meaning of this Section if (a) 92 days shall have passed and no Bankruptcy shall have occurred since the Borrower shall have deposited with the Trustee, in trust for and irrevocably committed thereto:

(i) sufficient moneys, or

(ii) direct obligations of, or obligations the payment of the principal and interest on which are unconditionally guaranteed by, the United States of America to be of such maturities and interest payment dates and to bear such interest as will, without further investment or reinvestment of either the principal amount thereof or the earnings therefrom (likewise to be held in trust and committed, except as hereinafter provided), be sufficient together with moneys referred to in (i) above, for the payment, at their maturities or redemption dates, of all principal of and interest and premium, if any, on such Bonds to the date of maturity or redemption, or if default in such payment shall have occurred on such date then to the date of the tender of such payment; provided, that if any such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of such notice and the Trustee shall have received an unqualified opinion of Bond Counsel that such payment shall not cause the Bonds to become "arbitrage bonds" within the meaning of Section 103(c) of the Internal Revenue Code of 1954, as amended; or

(b) the Trustee shall have drawn under the Letter of Credit and shall have paid to the holders of the Bonds, or pursuant to Section 503, 507 or 1106 shall be holding in trust for and

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irrevocably committed to the payment of the Bonds, sufficient Priority Funds for the payment, at their maturities or redemption dates or as provided in
Section 503, of all principal of and interest and premium, if any, on such Bonds to the date of maturity or redemption or as provided in Section 503, as the case may be, or if default in such payment shall have occurred on such date, then to the date of tender of such payment; provided, that if any such Bonds are to be redeemed prior to the maturity thereof, notice of such redemption shall have been duly given as provided in this Agreement; and provided, further, that no Bond shall be deemed to have been paid within the meaning of this clause (b) if any payment of principal thereof or premium of interest thereon shall have been made out of funds or securities deposited with the Trustee by the Borrower and if with respect to any such deposit the conditions of clause (a) of this Section shall not have been satisfied.

The Trustee shall submit to the Bank such certificates and take such other action as may be required from time to time to reduce the State Amount of the Letter of Credit in accordance with the provisions thereof. The Trustee shall promptly notify the Bank when all outstanding Bonds shall have been paid in full and 92 days shall have passed without the occurrence of a Bankruptcy in accordance with the preceding paragraph (as to which the Trustee may rely on a certificate of an appropriate officer of the Borrower, accompanied by an opinion of its counsel, that no Bankruptcy has occurred).

The Bank Obligations shall be deemed to have been performed and satisfied in full within the meaning of this Section if (a) the Letter of Credit is no longer outstanding, (b) the Borrower shall have paid sufficient moneys to the Bank for the payment of all of its obligations under the Reimbursement Agreement and the Standby Credit Agreement and 92 days shall have passed without the occurrence of a Bankruptcy, and (c) if requested by the Trustee, the Bank shall have so notified the Trustee of such payment in writing.

Any moneys held by the Trustee in accordance with the provisions of this Section may be invested by the Trustee, but only in direct obligations of the United States the maturities or redemption dates, without premium, of which, at the option of the Trustee, shall coincide as nearly as practicable with, but not be later than, the time or times at which said moneys will be required for the aforesaid purposes; provided, however, that moneys drawn under the Letter of Credit shall be invested only in direct obligations of the United States with maturities of 30 or fewer days. The making of any such investments or the sale or other liquidation thereof shall not be subject to the control of the Issuer or the Borrower. Any income or interest earned by, or increment to, the investments held under this Section, to the extent determined from time to time by the Trustee, with the consent of the Bank, to be in excess of the amount required to be

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held by it for the purposes of this Section, shall be paid to the Borrower.

Any amounts remaining in the Project Fund or the Bond Fund, after all of the outstanding Bonds shall be deemed to have been paid and all other amounts required to be paid under this Agreement, including without limitation the Bank Obligations, shall have been paid and after the Trustee shall have been notified by the Bank that all Bank Obligations have been satisfied, shall be paid to the Borrower upon the termination of this Agreement.

Article 2--Definitions

The following terms as used in this Agreement, the Bonds and any certificate or document executed in connection therewith shall have the following meanings (or are defined elsewhere in this Agreement as indicated below) unless the context otherwise indicates:

"Act"--See first paragraph of this Agreement.

"Act of Bank Bankruptcy" means the Bank shall become insolvent or fail to pay its debts generally as such debts become due or shall admit in writing its inability to pay any of its indebtedness or shall consent to or petition for or apply to any authority for the appointment of a receiver, liquidator, trustee or similar official for itself or for all or any substantial part of its properties or assets or any such trustee, receiver, liquidator or similar official is otherwise appointed or insolvency, reorganization, arrangement or liquidation proceedings (or similar proceedings) shall be instituted by or against the Bank.

"Additional Payments" means the amounts required to be paid by the Borrower under Section 1001B.

"ARBI" means the rate, calculated as a percentage (the "ARBI Percent") of the FNBB Base Rate, which is announced by FNBB from time to time, as the annual rate of interest which, in FNBB's sole judgment, will result in the minimum yield attainable on tax-exempt adjustable-rate bonds supported by FNBB's letter of credit or a Substitute Credit Facility. ARBI shall change as and when the FNBB Base Rate changes, provided that (a) ARBI shall not be lower on any day during any Variable Rate Interest Period than on the first Wednesday of such Interest Period, and (b) changes in the FNBB Base Rate of which the Trustee is given notice after the last Wednesday in any Variable Rate Interest Period shall become effective on the first Wednesday of the next succeeding Variable Rate Interest Period. Changes in ARBI which result from a change in the ARBI Percent shall become effective with respect to a Variable Rate Interest Period only if the Trustee and each Bondholder is given notice of such change in the ARBI percent at least seven days prior to the first Wednesday of such Variable Rate Interest Period. Changes in the FNBB Base Rate and ARBI

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Percent shall be communicated by the Bank to the Trustee, the Depositary and the Remarketing Agent promptly after they are announced.

The announcement of ARBI, the ARBI, Percent and the FNBB Base Rate from time to time shall be conclusive and binding upon the Trustee, the Depositary, the Issuer, the Borrower and each Bondholder.

"Agreement"--See first paragraph of this Agreement.

"Authority"--See first paragraph of this Agreement.

"Bank" means The First National Bank of Boston or, where the context requires, any bank organized under the laws of the United States of America or any state thereof issuing a Substitute Letter of Credit.

"Bank Obligations" means any and all obligations of the Borrower to the Bank under the Reimbursement Agreement, including without limitation the obligation to reimburse the Bank for amounts drawn under the Letter of Credit and to pay interest on such amounts until paid, and under the Standby Credit Agreement, as from time to time amended.

"Bankruptcy" means the filing of a petition in bankruptcy (or the commencement of a bankruptcy or similar proceeding) by or against the Borrower, the State or the Authority under any applicable bankruptcy, insolvency, reorganization or similar law now or hereafter in effect.

"Bond Counsel" means Shipman & Goodwin or any other attorney at law or a firm of attorneys mutually acceptable to the Trustee, the Bank and the Borrower of nationally recognized standing in matters pertaining to the tax-exempt nature of interest on bonds issued by states and their political subdivisions, duly admitted to the practice of law before the highest court of any state of the United States of America.

"Bond Fund"--See Section 502.

"Bondholder" means, as of any time, the registered owner of any Bond as shown in the register kept by the Bond Registrar.

"Bondholder's Election Notice"--See Section 401(d).

"Bond Registrar" means FNBB or any other Person appointed as bond registrar pursuant to Section 1207 or 1208.

"Bonds"--See Recitals in this Agreement.

"Borrower"--See first paragraph of this Agreement.

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                                                                        Page 8

"Business Day" means any day other than a Saturday, Sunday or ther day on which banks are authorized or required to be closed in the City of Boston.

"Completion Certificate"--See Section 602.

"Computation Date"--See Section 304(b).

"Conversation Date"--See Section 304(b).

"Cost of Collection" means all attorneys' reasonable fees and out-of-pocket expenses incurred by the Trustee and all costs and expenses associated with travel on behalf of the Trustee, which costs and expenses are directly or indirectly related to the Trustee's efforts to collect and/or enforce the Bonds, this Agreement, and/or any of the Trustee's rights, remedies, powers, privileges, or discretions against or in respect of the Borrower and/or any lessee of the Borrower (whether or not suit is instituted in connection with any of the foregoing).

"Default" and "event of default"--See Section 1101.

"Depositary" means the First National Bank of Boston as depositary under the Depositary Agreement and its permitted successors and assigns.

"Depositary Agreement" means the Depositary Agreement of even date herewith among the Trustee, the Borrower, the Depositary and the Remarketing Agent.

"Determination Date" means each date on which the Remarketing Agent adjusts the interest rate on the Bonds in connection with the remarketing of one or more Bonds.

"Determination of Taxability" means a determination that the interest income on any of the Bonds does not qualify as exempt interest under Section 103 of the Internal Revenue Code of 1954, as amended ("exempt interest"), for a reason other than that a Bondholder is a "substantial user" of the Project or a "related person" of the Borrower within the meaning of Section 103(b)(13) of said Code, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

(a) the date on which the Trustee receives an opinion of Bond Counsel that the interest income on any of the bonds does not qualify as exempt interest; or

(b) the date on which any change in law or regulation becomes effective or on which the Internal Revenue Service issues any private ruling, technical advice or any other written communication with or to the effect that the interest income on any of the Bonds does not qualify as exempt interest; or

(c) the date on which the Borrower shall receive notice from the

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                                                                        Page 9

Trustee in writing that the Trustee has been advised by any holder of any Bonds that the Internal Revenue Service has issued a thirty-day letter or other notice which asserts that the interest on such Bonds does not qualify as exempt interest.

"Fixed Interest Index" means the interest rate index, determined by the Remarketing Agent and announced to the Trustee, the Issuer, the Depositary and the Borrower from time to time based upon yield evaluations at par (on the basis of a term approximately equal to the time remaining until the maturity of the Bonds) of not less than ten (10) component issuers of comparable credit qualify selected by the Remarketing Agent which may include, without limitation, issuers of general obligation bonds and industrial development revenue bonds and other limited and special obligation bonds, the interest on which is exempt from federal income taxation. In the event the Letter of Credit will remain outstanding and available on and after the Conversion Date or a Substitute Credit Facility will be issued and available on and after the Conversion Date, the component issuers shall be of the same rating category as shall be assigned to the Bonds (or, if the Bonds are not rate, the long-term obligations of the issuer of the Letter of Credit or such Substitute Credit Facility, as the case may be) by Moody's or S&P based on the availability of either such Letter of Credit of such Substitute Credit Facility. In the event neither the Letter of Credit will remain outstanding and available on and after the Conversion Date or a Substitute Credit Facility will be issued and available on and after the Conversion Date, the component issuers shall be of the same credit quality as the Borrower in the judgment of the Remarketing Agent. The specific issuers included in the component issuers may be changed from time to time by the Remarketing Agent in its discretion. In the event the Fixed Interest Index cannot be determined by the aforementioned methods, such Index shall be equal to 95% of the most recent Bond Buyer Revenue Bonds Index, provided that if the Bond Buyer Revenue Bond Index is no longer published at the time, then the Fixed Interest Index shall be equal to 90% of the average of the yield evaluations at par of United States Treasury obligations having a term to maturity of the Bonds, as computed by the Remarketing Agent. In the event that the Fixed Interest Index cannot be determined by any of the aforementioned methods, the Fixed Interest Index shall be equal to fifteen percent (15%) per annum.

"Fixed Period Interest Payment Dates" means the July 1 or January 1 next succeeding the Conversion Date and each July 1 and January 1 thereafter until the principal of, and premium, if any, and interest on, the Bonds shall have been made for the payment thereof in accordance with this Agreement.

"Fixed Rate" means the rate of interest certified to the Borrower, the Issuer, the Depositary and the Trustee by the Remarketing Agent no fewer than three Business Days prior to the

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                                                                       Page 10

Conversion Date as the minimum rate of interest which, in the opinion of the Remarketing Agent, is necessary to sell the Bonds in a secondary sale (by private placement, so long as the Remarketing Agent shall be an entity not allowed to sell Bonds publicly) on the Conversion Date at a price equal to 100% of the outstanding principal amount thereof; provided, however, that such rate of interest shall not be less than 75% nor more than 125% of the Fixed Interest Index as of the Computation Date.

"Fixed Rate Period" means the period during which interest on the Bonds shall be payable at the Fixed Rate.

"FNBB" means The First National Bank of Boston.

"FNBB" Base Rate" means the per annum rate of interest from time to time announced by FNBB at its principal office in Boston, Massachusetts as its Base Rate.

"Guaranty"--See Recitals in this Agreement.

"Guarantor"--See Recitals in this Agreement.

"Initial Purchaser(s)" means the purchaser(s) designated by the Remarking Agent pursuant to he Remarketing Agreement.

"Interest Payment Dates" means, collectively, the Variable Period Interest Payment Dates and the Fixed Period Interest Payment Dates.

"Issuer"--See Recitals in this Agreement.

"Letter of Credit" means the Letter of Credit originally issued under the Reimbursement Agreement, in substantially the form of Exhibit I thereto and having an original Stated Amount (as therein defined) of $2,248,171 of which an amount not exceeding $2,130,000 may be drawn to pay unpaid principal on the Bonds, and an amount not exceeding $118,171 may be drawn to pay up to 135 days interest accrued on Bonds and any other letter of credit which is a Substitute Credit Facility.

"Letter of Credit Fund"--See Section 503.

"Loan"--See Recitals in this Agreement.

"Majority of the Bondholders" means the holders of more than fifty percent of the aggregate principal amount of Bonds at the time outstanding.

"Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer

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to any other nationally recognized securities rating agency designated by the
Issuer, with the approval of the Borrower, by notice to the Trustee and the Borrower.

"Municipality"--See Recitals in this Agreement.

"No Preference Determination" means, with respect to any payments, of principal of or premium or interest on the Bonds, either (i) a final determination by a court of competent jurisdiction (subject to no further appeal) that such payments did not constitute voidable preferences under the federal Bankruptcy Code or any similar state insolvency law or (ii) the termination or closing of any bankruptcy, insolvency or other proceeding or case the institution of which constituted the relevant Bankruptcy, or the confirmation of a plan of reorganization in any such proceeding or case, in either case without a determination that such interest payments constituted such voidable preferences.

"Notice Address" means:

(a) As to the Borrower:                        Mount Snow Ltd.
                                               Killington, Vermont 05751
                                               Attn: Assistant Treasurer

                                               with a copy to:
                                               Scott L. Murphy, Esq.
                                               Shipman & Goodwin
                                               799 Main Street
                                               Hartford, Connecticut 06103

(b) As to the Issuer:                          Vermont Industrial Development
                                               Authority 58
                                               East State Street
                                               Montpelier, Vermont 05602
                                               Attn: Manager

(c) As to the Trustee:                         Proctor Bank
                                               49 Main Street
                                               Proctor, Vermont 05765
                                               Attn: Senior Trust Officer

(d) As to the Bank:                            The First National Bank of
                                                 Boston
                                               100 Federal Street
                                               Boston, Massachusetts 02110
                                               Attn:  Robert S. Ashton,
                                                        Vice President

                                               with copies to:
                                               The First National Bank of
                                               Boston
                                               100 Federal Street

                                                                        Page 12

                                               Boston, Massachusetts 02110
                                               Attn: Specialized Corporate
                                                       Finance
                                               Attn: Municipal Note Desk

(d) As to the Depositary:                      The First National Bank of
                                                 Boston
                                               100 Federal Street
                                               Boston, Massachusetts 02110
                                               Attn:  Manager, Corporate Trust
                                                        Division

or to such other address or addresses as any such party shall designate by notice to the other parties.

"Option to Convert" means the Borrower's right and option to convert the rate of interest payable on the Bonds from the Variable Rate to the Fixed Rate as provided in Section 304(b).

"Outstanding Bonds" or "Bonds Outstanding" means the amount of principal of the Bonds which has not at the time been paid, exclusive of (a) Bonds in lieu of which others have been authenticated under Section 303 and (b) the principal of any Bond which has become due (whether by maturity, call for redemption or otherwise) and for which provision for payment as required herein has been made.

"Paying Agent" means FNBB or any other paying agent appointed in accordance with Section 1210 hereof.

"Payment Date" means each date on which any principal of, premium, if any, or interest on any Bond is due and payable for any reason.

"Persons" means natural persons, firms, associations, partnerships, trusts, corporations, public bodies and other legal entities.

"Plans and Specifications" means the Project Information Statement.

"Pledged Receipts" means all of the Issuer's right, title and interest in the Loan and all payments and other revenues received or receivable by the Issuer, or the Trustee for the account of the Issuer, in respect of the Loan, including without limitation moneys, investments and proceeds in the Bond Fund and Project Fund, except for payments to the issuer under clauses (a) and (b) of Section 1001B or under Section 1008, and subject to the provisions of Section 507 regarding moneys for the benefit of the holders of particular Bonds.

"Preference Determination" means a final determination by a court of competent jurisdiction (which is subject to no further appeal) that any payment or payments of principal of premium or interest

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                                                                       Page 13

on the Bonds made within a period of 92 days immediately preceding any Bankruptcy constituted, with respect to the Borrower, a voidable preference under the federal Bankruptcy Code or any similar state insolvency law.

"Principal Office" when used with respect to the Trustee, means the office located at 80 West Street, Rutland, Vermont 05701 and, when used with respect to the Payment Agent, the Bond Registrar and the Depositary means the office hereof designated in writing to the Trustee.

"Priority Funds" means (i) moneys deposited in the Bond Fund pursuant to subsection (a) of Section 502 and any earnings thereon, (ii) moneys deposited in the Letter of credit Fund pursuant to Section 503 and (iii) moneys deposited in the Bond Fund pursuant to subsection (b), (c), (d), (e) or (f) of Section 502, and any earnings thereon, which have been held by the Trustee, as agent and bailee, for at least 92 consecutive days, but only if no Bankruptcy has occurred prior to or during such 92-day period and if the Borrower shall have delivered to the Trustee a certificate stating that no Bankruptcy has occurred.

"Project" means the industrial facilities acquired and installed with the Loan, including without limitation the facilities described in the Project Information Statement and any permitted modification, substitutions and additions.

"Project Fund"--See Section 501.

"Project Information Statement" means the Application for the Project submitted to the Issuer on June 1, 1984 and an addendum thereto dated June 5, 1984, including all other amendments thereto and revised versions thereof.

"Project Supervisor" means the person and each alternate designated to supervise the Project hereunder by written certificate furnished to the Issuer, the Trustee and the Bank, containing the specimen signature of such person and signed on behalf of the Borrower by an appropriate officer. If the Borrower fails to designate at least one replacement within ten days after the unavailability or inability of all such persons to act, the Trustee may, but shall have no obligation to, appoint a successor who shall be any engineer qualified to, appoint a successor who shall be any engineer qualified to practice the profession of engineering in the State of Vermont.

"Purchaser"--See Section 401(e).

"Qualified Investments" means (i) any bonds or obligations which as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (ii) certificates of deposit or banker's acceptance of the Trustee or the Bank and banks affiliated with the Trustee or the Bank, and banks or trust companies organized under the laws of the United States of America or any state thereof, which have capital and surplus of at least $14,000,000, (iii) commercial paper or finance company paper, including that of any affiliate of the Trustee or the Bank, which is rated not less than prime-one or A-1 or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation of their successors, (iv) any repurchase agreement (including a repurchase agreement by the Trustee or the Bank) secured by any one or more of the foregoing, (v) shares of any so-called "money market fund" that has at
least    % of its assets invested in investments of the types described in clauses (i), (ii) and (iii) above, and (vi) in the case of funds in an aggregate amount of $50,000 or less, in interest-bearing savings account in a bank or trust company described in clause (ii), the interest on which is payable at least as often as quarterly and withdrawal from which is unrestricted as to prior notice; provided that such investment or deposit is not prohibited by federal or state banking laws applicable to the Trustee.

"Record Date" means (a) with respect to any Variable Rate Interest Payment Date, the first day next preceding such Interest Payment Date, or (b) with respect to any Fixed Period Interest Payment Date, the fifteenth day of the month next preceding such Interest Payment Date, or, if such day shall not be a Business Day, the next preceding Business Day.

"Reimbursement Agreement" means the Reimbursement Agreement of even date herewith between the Borrower and the Bank, as from time to time amended, and any agreement to which the Borrower and any Bank are parties and pursuant to which a Substitute Credit Facility is issued.

"Remarketing Agent" means The First National Bank of Boston or such other remarketing agent as may be appointed from time to time pursuant to the Remarketing Agreement.

"Remarketing Agreement" means the Placement and Remarketing Agreement of even date herewith between the Borrower and the Remarketing Agent, as from time to time amended, pursuant to which the Borrower has appointed the Remarketing Agent as the exclusive agent for the initial placement of the Bonds and for the remarketing of Bonds delivered by Bondholders to the Issuer for redemption by the issuer pursuant to Sections 401(d)and 401(e) and such other agreement appointing a Remarketing Agent as may be in effect from time to time.

"Required Property Insurance Coverage" means a policy or policies of insurance insuring against loss or damage of the kinds usually insured against by similar businesses in the area, including without limitation insurance with respect to the property comprising the Project against loss or damage by fire, earthquake and other risks from time to time included under extended coverage policies and federal flood insurance (if available), and insuring against such other risks as the Bank may from time to time reasonable request, all such insurance to be in amounts and with such deductibles as the Bank may from time to time reasonably request or approve.

"Required Public Liability Insurance" means insurance against death or bodily injury and property damage in such amounts and with such deductibles as the Bank from time to time may reasonable request or agree to.

"S&P" means Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer, with the approval of the Borrower, by notice to the Trustee and the Borrower.

"Standby Bank" means the lender at the time party to the Standby Credit
Agreement.

"Standby Credit Agreement" means the Standby Agreement among the Borrower, The First National Bank of Boston and the Trustee, as from time to time amended, pursuant to which The First National Bank of Boston has agreed, subject to certain conditions, to extend credit to the Borrower to finance the purchase at a price equal to principal plus accrued interest to the date of purchase of the Bonds which the Remarketing Agent has failed or is unable to remarket on or prior to the applicable date for redemption thereof by the Issuer.

"State"--See first paragraph of this Agreement.

"Substitute Credit Facility" means any letter of credit or equivalent Credit facility substituted for the Letter of Credit, having terms substantially the same as or similar to those of the Letter of Credit and provided by the Company or the Bank in accordance with Section 509.

"Trust Estate" means the Pledged Receipts and other rights assigned by the Issuer to the Trustee hereunder.

"Trustee"--See first paragraph of this Agreement.

"Uniform Commercial Code" means Title 9A of the Vermont Statutes Annotated.

"Variable Period Interest Payment Date" means (i) the first Wednesday in each calendar month during the Variable Rate Period, and (ii) the Conversion Date.

"Variable Rate" means the lesser of (i) 15% per annum and (ii) a floating rate established as herein provided. Except as provided in the last sentence hereof, the floating rate shall be equal to ARBI plus a fixed interest component ("FIC") equal to one-quarter of one percent (1/4 of 1%), provided that:

(i) if the Depositary shall have received a notice requiring the redemption of any Bonds as described in Section 401(d) and if the Remarketing Agent shall remarket all or a portion of such Bonds pursuant to the Remarketing Agreement, the floating rate of interest for all Bonds shall be the equal to the sum of (A) ARBI, plus (B) the FIC plus, (C) if required to enable the Remarketing Agent to remarket such tendered Bonds at par plus accrued interest, an additional interest component ("AIC") determined as hereinafter provided. The AIC shall be equal to that percentage of interest, determined by the Remarketing Agent in connection with any remarketing effort and expressed in increments of 1/8th of 1% per annum, which when added to the sum of ARBI plus the FIC at the time applicable to the Bonds, will produce the interest rate per annum necessary to enable the Remarketing Agent to remarket such Bonds at par plus accrued interest. The AIC shall become effective with respect to all Bonds as of the date of issue of the remarketed Bonds, unless such date occurs after the last Wednesday of a Variable Rate Interest Period, in which case such AIC shall become effective as of the first Wednesday of the next Variable Rate Interest Period; and

(ii) if an AIC is added to the floating rate pursuant to the preceding clause
(i), such AIC shall remain in effect until the end of the Variable Rate Interest Period following the Variable Rate Interest Period in which the Bonds were remarketed (except as provided in clause (iii) below), until a further adjustment to the floating rate is made pursuant to the preceding clause (i) or until the interest rate on the Bonds is otherwise determined as provided in this Agreement; and

(iii) if the Remarketing Agent shall have advised the Borrower, the Issuer, the Trustee and each Bondholder not less than seven days prior to the first Wednesday of any Variable Rate Interest Period that the discontinuance of the AIC would result in the Bonds bearing interest at a rate different from the interest rate per annum necessary to enable the Remarketing Agent to remarket the Bonds at par plus accrued interest, the floating rate shall be equal to the floating rate as last adjusted pursuant to the preceding clause (i) until such time as the floating rate may again be adjusted pursuant to such clause
(i) or until the interest rate on the Bonds is otherwise determined as provided for in this Agreement.

In the event that FNBB discontinues the announcement of ARBI, the floating rate shall be equal to the annual rate of interest, expressed as a percentage of the average yield evaluations at par for the preceding week of United States Treasury obligations having a maturity of 91 days, which is determined by the Remarketing Agent as necessary to remarket the Bonds at par plus accrued interest, and which shall be announced by the Remarketing Agent to the Trustee, the Issuer, the Depositary and the Borrower on Wednesday following the discontinuance of ARBI. Such floating rate shall be effective from and including the next Wednesday after it is announced to and including the following Tuesday.

"Variable Rate Interest Period" means each of the periods commencing on the Variable period Interest Payment Date and ending on the day immediately preceding the next Variable Period Interest Payment Date.

"Variable Rate Period" means the period from the date of issuance and delivery of the Bonds to and including the earlier of (i) the Conversion Date and (ii) the date the principal of and interest on the Bonds shall have been paid in full or provision shall have been made for the payment thereof in accordance with this Agreement.

Any reference in this Agreement to the Borrower, the Issuer, the Trustee, the Bank, the Remarketing Agent, the Depositary or the Standby Bank shall include those which succeed to their functions, duties or responsibilities pursuant to or by operation of law or who are lawfully performing their functions. Any reference in this Agreement to any statute or law or chapter or section thereof shall include all amendments, supplements or successor provisions thereto.

PART II: THE BONDS

Article 3--the Bonds

Section 301. Issuance of Bonds. The bonds shall be designated Vermont Industrial Development Authority Floating/Fixed Rate Industrial Revenue Bonds (Mount Snow Ltd. Issue--1984 Series); shall be numbered consecutively from R-1 upwards; shall be issued in fully registered form; shall mature on April 1, 1999, except as provided herein; shall be substantially in the form set forth in Exhibit 301 attached hereto, with such variations, omissions and insertions as are permitted or required hereby; and shall be dated as of October 1, 1984 if authenticated prior to the first Interest Payment Date and otherwise shall be dated as of the Interest Payment Date next preceding the date of their authentication; provided that if at the time of authentication interest thereon is in default, they shall be dated as of the date to which interest has been paid or if not interest has been paid, they shall be dated as of October 1, 1984. Unless otherwise requested by the Remarketing Agent pursuant to the Remarketing Agreement, the Bonds shall be issued initially to the Initial Purchase(s) as fully registered Bonds without coupons numbered R-1 through R-3, one of which shall be in the denomination of $1,000,000, one in the denomination of $600,000, and one in the denomination of $530,000.

Interest on each Bond shall accrue from its date (unless the date of such Bond is as of October 1, 1984, in which event such bond shall bear interest from the date of its delivery to the original purchaser thereof).

Section 302. Delivery of Bonds. Upon the execution and delivery of this Agreement, the Issuer shall execute and deliver the Bonds to the Trustee and the Trustee shall have the Bonds authenticated by the Bond Registrar, and deliver them to the Initial Purchasers upon the direction of the Issuer.

Prior to delivery by the Trustee of the Bonds, there shall be filed with the
Trustee:

(a) A copy, duly certified on behalf of the Issuer, of the resolutions adopted by the members of the Issuer authorizing the execution and delivery of this Agreement and the issuance and sale of Bonds.

(b) The Letter of Credit.

(c) An executed counterpart of this Agreement and the Guaranty.

(d) The Issuer's due request and authorization to the Trustee to have authenticated and deliver Bond Nos. R-1 through R-3 to the Initial Purchaser(s) upon payment of a specified sum to the Trustee for the account of the Issuer.

Section 303. Execution; Authentication. Bonds shall be executed on behalf of the Issuer by the manual signature of the Manager or Treasurer of the Issuer and by the manual or facsimile official signature of its Chairman or Vice Chairman. The official seal (which may be facsimile) of the Issuer shall be impressed or imprinted on all Bonds. In case any officer whose signature shall appear on the Bonds shall cease to be such officer before the delivery of such Bonds, such signature shall nevertheless be valid and sufficient.

No Bond shall be valid or obligatory until authenticated as provided in
Exhibit 301 by the Bond Registrar. Such authentication shall be conclusive evidence that such Bond has been authenticated and delivered hereunder. The certificate of authentication on any Bond shall be deemed to have been executed by the Bond Registrar if manually signed by an authorized officer of the Bond Registrar, but it shall not be necessary that the same Person sign the certificate of authentication on all of the bonds issued hereunder.

Section 304. Interest on Bonds. (a) The Bonds shall bear interest from and including the date thereof (except as herein provided) until payment of the principal thereof shall have been made or provided for in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. Prior to the Conversion Date interest accrued on the Bonds shall be computed on the basis of a 365 or 366-day year, as applicable, for the number of days actually elapsed. On and after the Conversion Date interest accrued on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve (12) thirty (30) day months.

During the Variable Rate Period, the Bonds will bear interest at the Variable Rate. Subsequent to the Conversion Date, the Bonds shall bear interest at the Fixed Rate. Interest will be payable as provided in Exhibit 301 on each Interest Payment Date.

(b) The Bonds will be issued subject to the provision that the interest rate on the Bonds will cease to be at the Variable Rate and will become fixed until maturity at the Fixed Rate upon the election by the Borrower to exercise its Option to Convert as herein provided on such date which is a Business Day as the Borrower shall select, subject to the terms and conditions hereof (the "Conversion Date"). The Borrower may exercise the Option to Convert at any time by giving written notice to the Issuer, the Trustee and the Bank stating (A) its election to convert to the Fixed Rate, which notice shall specify the date as of which the Fixed Interest Index was or shall be computed (the "Computation Date"), which date shall be not more than 5 Business Days from the date of such notice, (B) the Conversion Date, which date shall not be less than 20 nor more than 60 days from the date of such notice, and (C) whether the Letter of Credit has been extended and the terms thereof, or whether a Substitute Credit Facility has been obtained and the terms thereof. Such notice shall be accompanied by an opinion of Bond Counsel stating that the establishment of the Fixed Rate and the purchase and resale of the Bonds in connection therewith are authorized and permitted by this Agreement and the Act, have been approved by the Issuer, if required, in accordance with the Act (a certified copy of which approval shall be attached), and will not have an adverse effect on the income tax exemption of interest on the Bonds. Upon receipt of such written notice the Trustee in the name of the Issuer shall call all the Bonds for redemption or purchase as provided in Sections 401(e) and 403 hereof. At the option of the Remarketing Agent, Bonds issued upon the exercise of the Option to Convert may be issued as serial bonds having the maturities set forth in Section 402 hereof.

(c) No interest, principal or premium shall be paid on Bonds purchased by the Borrower with funds advanced pursuant to the Standby Credit Agreement for so long as such Bonds shall not have been resold to a Person other than an affiliate of the Borrower or purchased by the Standby Bank pursuant to
Section 3.7 of the Standby Credit Agreement.

Section 305. Lost Bonds; Exchange and Transfer of Bonds;

Additional Interest Only Assignable by Separate Writing. If any of the Bonds are lost, wrongfully taken, mutilated, destroyed or improperly cancelled, the Issuer shall authorize the issuance of new Bonds to replace them upon proof satisfactory to the Issuer and the Bond Registrar and (except in the case of mutilated or improperly cancelled Bonds which are surrendered to the Bond Registrar) upon giving to the Issuer and Bond Registrar an indemnity bond in such amount as the Issuer and Bond Registrar may require (except as to any institutional holder, in which case its own agreement of indemnity shall be sufficient). Each new Bond shall in all respects be identical with the mutilated, lost, stolen, destroyed or improperly cancelled Bond, except that it shall include a notation of all principal previously advanced, paid or redeemed and, unless contrary to applicable law, shall bear on its face the following additional legend:

"This Bond is issued to replace a mutilated, lost, stolen, destroyed or improperly cancelled Bond under the authority of Title 10, Chapter 12 of the Vermont Statutes Annotated."

Each such new Bond shall be signed by the same officers of the Issuer and the Bond Registrar who signed the original Bond; provided that if an officer who executed the original Bond no longer occupies the same office with the Issuer or the Bond Registrar or is otherwise unavailable, then such new Bond shall be signed by a duly authorized officer then in office. The obligation of the Issuer upon the new Bond shall be identical with its obligation upon the original Bond, and the rights of the holder shall be the same as those conferred by the original Bond. The Issuer and the Bond Registrar may charge the owner of the Bond with their reasonable fees and expenses in connection with the issuance of a new Bond under this Section 305.

The person in whose name a Bond is registered on the Bond register maintained by the Bond Registrar shall be deemed the absolute owner for all purposes; and payment of any principal of or interest on any Bond shall be made only to or upon the order of the registered owner thereof or the owner's attorney or legal representative. Such payments shall fully discharge the liability on the Bond to the extent of the sums so paid.

At the option of the Bondholder, any Bond may be presented at the Principal Office of the Bond Registrar for endorsement showing the balance of principal due thereon and the date to which interest has been paid.

Upon surrender of a Bond at the Principal Office of the Bond Registrar, together with an assignment duly executed by the registered owner or its attorney or legal representative in form satisfactory to the Bond Registrar, the Bond may be exchanged for fully registered Bonds of denominations of $100,000 or integral multiples thereof during the Variable Rate Period and $5,000 during the Fixed Rate Period, in the same form (and, if applicable, the same series) as the

Bond surrendered for exchange and aggregating in amount the then unpaid principal amount of the Bond surrendered, or (ii) transferred upon the Bond register. Upon any such transfer, the Bond Registrar shall endorse the name of the transferee, the date to which interest has been paid thereon and the balance of principal due thereon.

For the purpose of registration of transfers of Bonds purchased in lieu of redemption in accordance with Section 401(e), each Bondholder, by its acceptance of such Bond, appoints the Bond Registrar as its duly authorized representative for purposes of endorsing such Bond so purchased for transfer to the purchaser thereof in accordance with said Section 401(e).

In all cases in which Bonds shall be issued in exchange for or in replacement of other Bonds, the Bonds to be issued shall be signed and sealed on behalf of the Issuer, and authenticated by the Bond Registrar as provided in Section
303. The obligation of the Issuer and the rights of the holders with respect to such Bonds shall be the same as with respect to the Bonds being exchanged or replaced. The Issuer and the Bond Registrar may charge the Borrower their reasonable fees and expenses for effecting such exchange or replacement.

Whenever any outstanding Bond shall be delivered to the Bond Registrar for cancellation pursuant to this Agreement, or for exchange and transfer pursuant to this Section, such Bond shall be promptly cancelled and destroyed by the Bond Registrar and counterparts of a certificate of destruction evidencing such destruction shall be furnished by the Bond Registrar to the Issuer and the Borrower.

Section 306. Temporary Bonds. Pending the preparation of definitive Bonds, the Issuer may execute, and upon its request in writing, the Bond Registrar shall authenticate and deliver one or more printed, lithographed or typewritten temporary Bonds. Temporary Bonds shall be issuable as registered Bonds without coupons, of any authorized denomination, and substantially in the form of definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Issuer. Temporary Bonds may contain such reference to any provisions of this Agreement as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated by the Bond Registrar upon the same conditions and insubstantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable the Issuer shall execute and shall furnish definitive registered Bonds without coupons and thereupon temporary Bonds may be surrendered in exchange therefor without charge at the Principal Office of the Bond Registrar, and the Bond Registrar shall authenticate and deliver in exchange for such temporary bonds a like aggregate principal amount of definitive Bonds of authorized denominations. Until so exchanged the temporary Bonds shall be

                                                               Page 22
entitled to the same benefits under this Agreement as definitive Bonds.

    Article 4--Redemption of Bonds Before Maturity

    Section 401. Redemption of Bonds. The Bonds are subject to redemption prior to maturity as follows:

    (a) Optional Redemption. The Bonds shall be subject to redemption by the Issuer, at the direction of the Borrower, as provided in this Section 401(a):

    (i) During the Variable Rate Period, the Bonds shall be subject to redemption by the Issuer, at the direction of the Borrower, on any Variable Period Interest Payment Date in each January, April, July and October, beginning on the first such date which occurs more than six months after the date of issue of each Bond to be redeemed, as a whole or in part in the amount of $500,000 or any integral multiple of $100,000 above $500,000 from time to time, at a redemption price equal to the principal amount thereof, plus accrued interest to the Variable Period Interest Payment Date fixed for redemption; provided, however, that the Bonds shall not be subject to redemption as provided in this subparagraph (i) at any time after the Conversion Date.

    (ii) Beginning on the fifth anniversary of the Conversion Date, the Bonds shall be subject to redemption by the Issuer, at the direction of the Borrower, at any time in whole or in part from time to time on any Interest Payment Date, at a redemption price equal to the principal of and accrued interest on the Bonds to the date fixed for redemption by the Borrower plus a premium equal to 3% during the first twelve months the Bonds are so subject to redemption, declining 0.50% per year thereafter until the premium equals zero.

    (b) Extraordinary Optional Redemption. The Bonds may be redeemed in whole but not in part by the Issuer at any time, at the written direction of the Borrower, at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the redemption date, without premium, under any of the following conditions:

    (i) The project or any related facility served thereby shall have been damaged or destroyed to such extent that (a) the Project cannot be reasonably restored within a period of six months from the date of such damage or destruction, or (b) the Borrower is thereby prevented from carrying on its normal operation of the Project for a period of six months from the date of such damage or destruction; or

    (ii) Title to, or the temporary use of all or substantially all of the Project or any related facility served thereby shall have been taken or condemned by a competent authority, which taking or condemnation results or is likely to result in the Borrower being thereby prevented or likely to be prevented from carrying on its normal operation of the Project for a period of six months; or

(iii) As a result of changes in the Constitution of the United States of America or of the State or of legislature or executive action (whether state or federal) or by final decree or judgment or any court or administrative body (whether state or federal), the Bonds or this Agreement become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein or herein or unreasonable burdens or excessive liabilities are imposed upon the Borrower by reason of the operation of the Project.

(c) Mandatory Redemption. The Bonds shall be subject to mandatory redemption as provided in this Section 401(c):

(i) At any time upon the occurrence of a Determination of Taxability the Bonds shall be redeemed in whole at a redemption price equal to 100% of the principal amount thereof during the Variable Rate Period, and 103% of the principal amount thereof during the Fixed Rate Period, in each case plus accrued and unpaid interest to the redemption date.

(ii) Pursuant to Section 3.6 of the Standby Credit Agreement, Pledged Bonds (as defined therein) purchased with an advance thereunder may be required at the option of the Standby Bank to be redeemed by a draw under the Letter of Credit at any time on or after the 90th day such advance is outstanding. Upon receiving notice from the Standby Bank of its exercise of such option, the Trustee forthwith shall draw upon the Letter of Credit in an amount equal to the principal amount of such Pledged Bonds plus accrued interest thereon, if any.

(iii) Mandatory redemptions may also be required pursuant to the terms of paragraph (e) of this Section 401 and to the terms of Sections 501B and
Article 7.

(d)   Tender for Redemption of Purchase upon Election of Bondholder.

(i) On or prior to the Conversion Date any Bond shall be redeemed by the Issuer or purchased in accordance with the terms of the Depositary Agreement on the demand of the registered owner thereof, on any Business Day at a price equal to the principal amount thereof plus accrued interest, if any, to the date of redemption or purchase, upon: (A) delivery to the Depositary at its Principal Office of a written notice (which shall include a telex confirmed in writing within 24 hours) in the form of Exhibit 401 hereto (a
"Bondholder's Election Notice") which (i) states the principal amount of such Bond, (ii) states the date on which such Bond shall be redeemed or purchased pursuant to this Section, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Depositary, (iii) irrevocably requests such redemption and (iv) contains an undertaking of the registered owner to deliver the Bond to the Depositary in accordance with this Agreement; and (B) delivery of such Bond duly endorsed in blank for transfer at the office of the Depositary designated in the Bondholder's Election Notice at or prior to 10:00 A.M., Boston time, on the date for redemption specified in the aforesaid notice, together with a due-bill check for accrued interest to the redemption date if such day be after the Record Date of the Variable Period Interest Payment Date next preceding the date of such notice to the Trustee and prior to such Interest Payment Date; provided, however, that such Bond shall be so redeemed or purchased only if the Bond delivered to the Depositary shall conform in all respects to the description thereof in the Bondholder's Election Notice. If the Bondholder fails to deliver its Bond in accordance with clause (B) above, such Bond shall cease to be Outstanding for the purposes of this Agreement, and the provisions of Section 507 shall apply, immediately upon the deposit with the Trustee of funds sufficient to pay principal of and interest on such Bond. Such Bond shall cease to bear interest on the specified redemption date.

(ii) No later than the close of business on the next Business Day following the Depositary's receipt of a Bondholder's Election Notice delivered pursuant to the provisions of clause (i) of this paragraph (d), the Depositary shall notify the Depositary, the Borrower, the Bank and the Remarketing Agent by telephone, promptly confirmed in writing, of such receipt, specifying the contents thereof, and, upon delivery by such Bondholder pursuant to the terms of said clause (i) of the Bond which is the subject of such redemption, the Depositary shall hold such Bond pending delivery in accordance with the terms of the Depositary Agreement.

(iii) By the acceptance of each Bond, the registered owner thereof agrees that if there are funds available for such purpose in the Bond Purchase Fund established with the Depositary under the Depositary Agreement, then any Bond so tendered to the depositary in accordance with this Section 401(d) shall be, on the date specified in the Bondholder's Election Notice, purchased and not redeemed at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase; provided, however, that, if the purchase date for any Bond is an Interest Payment Date, the purchase price thereof shall be the principal amount thereof and interest on such Bond shall be paid to the registered owner of such Bond in the normal course. All Bonds purchased with moneys in the Standby Account in the Bond Purchase Fund referred to above shall remain duly authorized, issued and outstanding bonds, and shall remain the valid and binding special obligations of the Issuer, enforceable in accordance with their respective terms.

(iv) If the funds in the Bond Purchase Fund at 11:00 A.M., Boston time, on said date are insufficient to pay the aforesaid purchase price of any Bond in full, the Depositary shall immediately notify the Trustee and the Trustee shall thereupon, and in no event later than 11:30 A.M., Boston time, on said date draw moneys under the Letter of Credit in accordance with the amounts available thereunder as shall be necessary to effect the redemption by the Issuer of such bond. If the amounts available under the Letter of Credit issued in respect of the Bonds being redeemed hereunder are insufficient for such purpose, the Borrower shall furnish to the Trustee in immediately available funds a sum equal to the difference between the amount available for such purpose and the redemption price of such Bond.

(e) Tender for Redemption or Purchase upon Expiration of Letter of Credit or Occurrence of Conversion Date.

(i) The Bonds shall be redeemed by the Issuer on the Interest Payment Date next preceding the date of expiration of the Letter of Credit (but only in circumstances where the same is not being renewed or replaced as contemplated by Section 509), unless such date of expiration is the Conversion Date or such Bonds are purchased in lieu of redemption in accordance with the terms of subparagraph (ii) hereof, at a price equal to 100% of the principal amount thereof plus accrued interest to the redemption date. Unless purchased as contemplated by subparagraph (ii) hereof, the Bonds shall be subject to mandatory redemption on the Conversion Date even if the Letter of Credit has not expired or been terminated. (The date of redemption or purchase referred to in the previous two sentences is herein referred to as the "Redemption Date"). No redemption shall take place with respect to Bonds purchased as contemplated by subparagraph (ii) hereof, or Bonds issued in exchange for or upon the registration or transfer of such Bonds.

(ii)  (A)   Bonds called for and subject to redemption during the Variable
Rate Period pursuant to this paragraph (e) may be purchased, in lieu of redemption, by the Borrower's designee, which may be the Remarketing Agent (the "Purchaser"), if notice to that effect is given to the Trustee by the Borrower no later than the close of business on the second Business Day preceding the Redemption Date, which notice shall include the identity of the Purchaser, and the conditions set forth in this subparagraph (ii) are satisfied.

(B) By 2:00 P.M., Boston time, on the Business Day next preceding the Redemption Date, the Trustee shall give notice, by telephone, telegram, telex or other electronic wire transmission, promptly confirmed in writing, to the Borrower and the Remarketing Agent as to the number of the account of the Trustee to which the purchase price for Bonds to be purchased pursuant to this subparagraph (ii) should be sent. To the extent the Purchaser identified by the Borrower in its notice given pursuant to subclause (A) above has deposited in the account designated by the Trustee for such purpose, prior to 10:30 on the Redemption date, an amount equal to or greater than the aggregate principal amount of Bonds called for redemption pursuant to this paragraph (e) plus interest thereon to the date of payment, the tendered Bonds shall be purchased on the Redemption Date, and not redeemed, with funds deposited in the aforesaid account at a purchase price for each Bond equal to the principal amount thereof plus interest, if any, thereon to the date of payment.

(C) Any moneys remaining in the aforesaid account at the close of business on the Redemption Date after making the payments specified in this subparagraph (ii), shall be wired by the Trustee to such account as may be designated by the depositor thereof as promptly as practicable. All Bonds purchased as herein provided in the event of a call for redemption upon the termination of the Letter of Credit (unless the termination date is the Conversion Date) shall be registered by the Trustee for transfer (pursuant to the authority contained in Section 305) and redelivered to such Person or Persons as shall be designated by the Purchaser. All Bonds purchased as herein provided following the exercise of an Option to Convert shall be exchanged for Bonds of denominations of $5,000 and delivered to such Person or Persons as shall be designated by the Purchaser.

(iii) If the funds in the aforesaid account at 10:00 A.M., Boston time, on the Redemption Date are insufficient to pay the aforesaid purchase price of any Bond in full, the Trustee shall immediately, and in no event later than 11:00 A.M., Boston time, on said date draw moneys under the Letter of Credit in accordance with the amounts available thereunder as shall be necessary to effect the redemption by the Issuer of such Bond. If the amounts available under the Letter of Credit issued in respect of the Bonds being redeemed hereunder are insufficient for such purpose, the Borrower shall furnish to the Trustee in immediately available funds a sum equal to the difference between the amount available for such purpose and the redemption price of such Bond.


(iv) The Trustee shall notify the Bondholders promptly if it receives notice from the Bank of the termination of the Letter of Credit pursuant to Section 12(d) of the Reimbursement Agreement.

Section 402. Sinking Fund. As mandatory sinking fund requirements, there shall be redeemed on the first Wednesday of April in each year, commencing April, 1985, the principal amount of Bonds set forth below, at a redemption price equal to 100% of the principal amount redeemed plus accrued interest to the redemption date:

DATE                                                                   AMOUNT
-------                                                               ---------

April, 1985.........................................................  $  70,000

April, 1986.........................................................     80,000

April, 1987.........................................................     90,000

April, 1988.........................................................    100,000

April, 1989.........................................................    110,000

April, 1990.........................................................    120,000

April, 1991.........................................................    130,000

April, 1992.........................................................    140,000

April, 1993.........................................................    150,000

April, 1994.........................................................    160,000

April, 1995.........................................................    170,000

April, 1996.........................................................    180,000

April, 1997.........................................................    195,000

April, 1998.........................................................    210,000

For the purpose of effecting mandatory redemption the Trustee, on behalf of the Issuer, and without necessity for further action by the Issuer or the Borrower, shall call for redemption and shall cause to be redeemed on each such date an aggregate principal amount of the Project Bonds as equals the applicable mandatory sinking fund requirement. There shall not be any sinking fund requirements with respect to serial Bonds issued after the exercise of the Option to Convert.

Section 403. Selection of Bonds to be Redeemed. A redemption of Bonds shall be a redemption of the whole or of any part of the Bonds from any funds available for that purpose in accordance with the provisions of this Agreement, provided, that there shall be no partial redemption of less than $100,000 or an integral multiple of $5,000 in excess of $100,000 in principal amount of Bonds during the Variable Rate Period and $5,000 in principal amount of Bonds during the Fixed Rate Period. If less than all the Bonds shall be called for redemption under any provision of this Agreement permitting such partial redemption other than Section 401(c)(ii) or 401(d), the particular Bonds to be redeemed shall be selected by the Trustee by lottery, provided that if serial Bonds have been issued after the exercise of the Option to Convert, the particular Bonds to be redeemed shall be selected in the order of their maturities, and provided, further, (a) that the portion of any Bond to be redeemed shall be in the principal amount of $100,000, or an integral multiple of $5,000 in excess of $100,000 during the Variable Rate Period or $5,000 during the Fixed Rate Period or some integral multiple thereof, (b) that, in selecting Bonds for redemption, the Trustee shall treat each Bond as representing that number of Bonds which is obtained by dividing the principal amount of such Bond by $100,000 or $5,000 as the case may be, and (c) that during the Variable Rate Period no partial redemption of a Bond may reduce the principal amount thereof to less than $100,000. If there shall be called for redemption less than all of a Bond, the Issuer shall execute and deliver and the Bond Registrar shall authenticate, upon surrender of such Bond, and at the expense of the Borrower and without charge to the owner thereof, for the unredeemed balance of the Bond so surrendered, Bonds of like series.

At its option, to be exercised on or before the forty-fifth day next preceding any mandatory redemption date pursuant to Section 402, the Issuer, or the Borrower on behalf of the Issuer, may (a) deliver to the Trustee for cancellation Bonds in any aggregate principal amount which have been purchased in the open market or (b) receive a credit against the current mandatory sinking fund requirement (and corresponding mandatory redemption obligation) of the Issuer under Section 402 for any Bonds which at least 92 days prior to such date have been redeemed (other than through the operation of the mandatory sinking requirements provided for in Section 402) or purchased for cancellation and cancelled by the Trustee and not theretofore applied as a credit against any mandatory sinking fund requirement (and corresponding mandatory redemption obligation) under the preceding paragraph. Each Bond so delivered or previously redeemed or purchased for cancellation shall be credited by the Trustee at 100% of the principal amount redeemed against the mandatory sinking fund requirement (and corresponding mandatory redemption obligation) of the Issuer on such mandatory redemption date, and any excess of such amount shall be credited against future mandatory sinking fund requirements (and corresponding mandatory obligations) in chronological order. The Borrower on behalf of the Issuer, will, on or before the forty-fifth day preceding each mandatory redemption date, furnish the Trustee with a certificate, signed by an appropriate officer, stating the extent to which the provisions of (a) and (b) of the first sentence of this paragraph are to be availed of with respect to such mandatory sinking fund requirements (and corresponding mandatory redemption obligations) for such mandatory redemption date; unless such certificate is so timely furnished to the Trustee, such requirements and obligations provided for in Section 402 shall not be reduced.

Section 404. Procedure for Redemption. (a) Except for redemptions of Bonds pursuant to Section 401(c)(ii) or 401(d), in the event any of the Bonds are called for redemption, the Trustee shall give notice, in the name of the Issuer, of the redemption of such Bonds, which notice shall (i) specify the Bonds to be redeemed, the redemption date, the redemption price, and the place or places where amounts [ ] upon such redemption will be payable (which shall be the Principal Office of the Trustee or the Paying Agent) and, if less than all of the Bonds are to be redeemed, the numbers of the Bonds, and the portion of Bonds, so to be redeemed, (ii) [ ] state any condition to such redemption, and (iii) state that [ ] the redemption date, and upon the satisfaction of any such condition, the Bonds to be redeemed shall cease to bear interest. Such notice may set forth any additional information relating to such redemption. Such notice shall be given by mail at least thirty (30) days prior to the date fixed for redemption pursuant to Section 401(a), and at least ten (10) days prior to the date fixed for redemption pursuant to any other Section, to the registered owners of Bonds to be redeemed at the address shown on the registration books kept by the Trustee; provided, however, that failure to give such notice to any Bondholder or any defect in such notice shall not affect the validity of the proceedings for the redemption thereof.

(b) Any Bonds and portions of Bonds which have been duly selected for redemption and which are deemed to be paid in accordance with Section 507 shall cease to bear interest on the specified redemption date.

Section 405. No Partial Redemption After Default. Anything in this Agreement to the contrary notwithstanding, if there shall have occurred and be continuing an Event of Default, there shall be no redemption of less than all of the Bonds at the time outstanding.

Section 406. Trustee to Notify Bank of Redemption of Principal. Promptly after 92 days have passed since any redemption of principal of the Bonds made from moneys other than Priority Funds, if no Bankruptcy shall have occurred prior to the end of such 92-day period, the Trustee shall certify such redemption to the Bank in writing, designating the amount of such redemption, the date on which such redemption was made, the nonoccurrence of a Bankruptcy during such 92-day period and the amount by which the Stated Amount of the Letter of Credit (as defined in the Letter of Credit shall be reduced by reason of such redemption. As to whether a Bankruptcy shall not have occurred prior to the end of such 92-day period the Trustee may rely on a certificate of an appropriate officer of the Borrower, accompanied by an opinion of its counsel, that no Bankruptcy has occurred.

Promptly after any redemption of principal of the Bonds made from Priority Funds other than amounts drawn under the Letter of Credit, the Trustee shall certify such redemption to the Bank in writing designating the amount of such redemption, the date on which such redemption was made and the amount by which the Stated Amount of the Letter of Credit shall be reduced by reason of such redemption.

Article 5--Source and Application of Funds

Section 501. Project Fund. A Project Fund is hereby established by the
Issuer with the Trustee. Deposit of Bond proceeds into the Project Fund shall constitute the Loan.

A. Source and Disbursement. Proceeds of the issuance of the Bonds (other than any accrued interest required to be deposited in the Bond Fund) shall be deposited in the Project Fund.

Disbursements from the Project Fund shall be applied for the payment or reimbursement of the following costs:

(a) Costs incurred directly or indirectly for or in connection with the acquisition and installation of the Project, including preliminary planning and studies, architectural, legal, engineering and supervisory services, other labor and services, materials acquisition and installation.

(b) Financial, legal, accounting, and printing and engraving fees, charges and expenses, and all other such fees, charges and expenses incurred in connection with the authorization, sale, issuance and delivery of the Bonds and the preparation and delivery of any contract and instrument by which the Borrower obtained title to the Project, this Agreement, and other related documents.

(c) Fees and expenses of the Trustee properly incurred hereunder that may become due prior to completion of the Project.

(d) Any other incidental and necessary costs and expenses relating to the acquisition of the Project which constitute "project costs" as that term is defined in Section 212(19) of the Act.

Such disbursements shall be made only upon receipt of the Trustee of a written requisition signed by the Project Supervisor and in substantially the
form of Exhibit       01A and in compliance with the Construction Loan
Disbursement Procedures set forth in Exhibit 501B; provided that, without requisition, the Trustee shall at the written direction of the Borrower transfer funds to the Bond Fund to pay construction interest. No requisition shall be submitted to the Trustee which requests reimbursement for payments or payment for obligations originally paid or incurred before June 22, 1984.

B. Transfer of Funds from Project Fund to Bond Fund. All moneys in the Project Fund (including moneys earned thereon by investment) remaining after delivery of the Completion Certificate and payment or provision for payment in full of the costs referred to above in this Section which are then due and payable shall be paid into the Bond Fund. However, amounts approved by the Project Supervisor shall be retained in the Project Fund for payment of such costs not then due and payable. Any such retained funds remaining after full payment of all such costs shall be likewise deposited in the Bond Fund. Amounts deposited pursuant to this paragraph shall be held in the Bond Fund in a separate account in escrow and used by the Trustee in accordance with
Section 403 for the redemption, without penalty, of principal of the Bonds immediately upon the earliest practicable redemption date selected by the Trustee for such redemption without further authorization from the Borrower or the Issuer so as, to the extent possible, to exhaust such amount. Any balance remaining after such application shall be deemed part of the Bond Fund and available for all purposes of the Bond Fund. The balance of the separate account shall at no time be invested to produce a yield higher than the yield on the Bonds.

C. Borrower Required to Pay Costs if Project Fund Insufficient. if the moneys in the Project Fund are not sufficient to pay in full the costs to be paid therefrom, the Borrower agrees, in order to fulfill the purposes of the Act, to complete the acquisition of the Project and to pay all costs therefor in excess of the moneys available in the Project Fund. The Issuer makes no warranty, express or implied, that moneys paid into the Project Fund or otherwise available to complete the Project will be sufficient to pay all costs therefor.

D. Obligation of the Parties to Furnish Documents. The Issuer and the Borrower agree to cooperate in furnishing to the Trustee the documents that are required to effect payments out of the Project Fund. Such obligation is subject to any provisions of this Agreement requiring additional documentation with respect to payments and shall not extend beyond the moneys in the Project Fund available for payment under the terms of this Agreement.

Section 502.  Bond Fund.   A Bond Fund is hereby established by the Issuer
with the Trustee. The Depositary is hereby appointed Paying Agent for the purpose of paying interest during the Variable Rate Period and purchasing Bonds in accordance with Section 401(d). Except as provided below and in
Section 103, the Bond Fund shall be used solely for the payment of the principal (including redemptions), interest and any premium on the Bonds and, to the extent permitted hereunder, Additional Payments. Moneys shall be deposited in the Bond Fund from time to time as follows:

(a) Proceeds equal to any accrued interest and premium paid by purchasers of any Bonds shall be deposited into the Bond Fund.

(b) Upon completion of the Project, funds shall be transferred from the Project Fund to the Bond Fund and applied as provided in Section 501B.

(c) Payments of construction interest pursuant to Section 501A and Loan payments by the Borrower pursuant to Section 1001A shall be deposited into the Bond Fund.

(d) Sums for the redemption of Bonds as described in Exhibit 301 other than moneys drawn by the Trustee under the Letter of Credit shall be deposited into the Bond Fund for use for such redemption as provided in Section 403.

(e) Sums received upon exercise of remedies by the Trustee or the Issuer after an event of default shall be deposited in the Bond Fund, except sums received by the Issuer pursuant to (i) the third sentence of Section 1111 or
(ii) rights not assigned hereunder.

Section 503. Letter of Credit Fund. (a) A Letter of Credit Fund is hereby established with the Trustee for the benefit of the Bondholders. The moneys deposited in the Letter of Credit Fund pursuant to Section 401(c)(ii) and this Section 503 shall be held in escrow by the Trustee and shall consist solely of sums drawn by the Trustee under the Letter of Credit and any earnings thereon. Upon any acceleration of the Bonds pursuant to Section 1102 the Trustee shall immediately draw on the Letter of Credit, in an amount equal to the lesser of (I) the then undrawn amount of the Letter of Credit or (II) an amount equal to (x) the sum of (i) the aggregate unpaid principal of and premium, if any, and interest for up to 135 days on the Bonds then outstanding plus (ii) the aggregate amount of principal of and premium, if any, and interest on the Bonds for which payment was made (A) if Bankruptcy shall have occurred on or before such draw, during the period commencing 92 days prior to Bankruptcy and ending immediately prior to such draw or (B) during the period commencing 92 days prior to the date of such draw and ending immediately prior to such draw, less (y) the amount of Priority Funds then held by the Trustee; and the Trustee shall immediately take such actions and give such notice as may be required to pay the outstanding Bonds no later than five Business Days after the drawing on the Letter of Credit out of the proceeds of such drawing or otherwise out of Priority Funds.

(b)(i) If a Bankruptcy shall occur within the period of 92 days immediately after any payment of principal or premium, if any, or interest is made on the Bonds (excluding payments made wholly with Priority Funds and purchases pursuant to Section 401(d) or (e) above) then, on the earlier of (A) the date of expiration or termination of the Letter of Credit (giving effect to any extensions from time to time by the Bank of such date of expiration or termination) or (B) the day immediately following the date of a Preference Determination with respect to such payments, the Trustee shall, without making any prior demand or claim upon the Borrower, make a drawing under and in accordance with the Letter of Credit so as to receive moneys thereunder in an amount which will be sufficient, together with any Priority Funds then on deposit in the Bond Fund and available for application to the Bonds (which Priority Funds have not been taken into account in determining the amount of any drawing pursuant to Section 503(a) above), for the payment of an amount equal to all such payments (or, in the case of a drawing pursuant to clause
(B) above, an amount equal to all such payments which were held to have constituted voidable preferences in such Preference Determination); provided, however, that if at any time a No Preference Determination occurs with respect to all such payments, then the requirement for the Trustee to make a drawing under the Letter of Credit pursuant to this clause (i) shall lapse and the Trustee shall not thereafter make any drawing under the Letter of Credit pursuant to this clause (i).

(ii) If the Letter of Credit shall terminate or expire within the period of 92 days immediately after any payment of principal or premium, if any, or interest is made on the Bonds (excluding payments made wholly with Priority Funds and purchases pursuant to Section 401(d) or (e) above), then, on the date of expiration or termination of the Letter of Credit, the Trustee shall, without making any prior demand or claim upon the Borrower, make a drawing under and in accordance with the Letter of Credit so as to receive moneys thereunder in an amount which will be sufficient, together with any Priority Funds then on deposit in the Bond Fund and available for application to the Bonds (which Priority Funds have not been taken into account in determining the amount of any drawing pursuant to
Section 503(a) above), for the payment of an amount equal to all such payments.

(c) All amounts drawn by the Trustee on the Letter of Credit pursuant to subsection (a) or (b) of this Section 503 which are not used to pay principal of and premium, if any, and interest on the Bonds shall be held in the Letter of Credit Fund to reimburse the Trustee or any Bondholder for the amount, if any, repaid by the Trustee or such holder pursuant to a Preference Determination. However, such money and investments held in the Letter of Credit Fund shall be returned to the Bank (i) in the case of a drawing under subsection (b), if the period of 92 days referred to in clause (ii) thereof shall expire without a Bankruptcy having occurred (as certified to the Trustee by a certificate signed by an appropriate officer of the Borrower accompanied by an opinion of the Borrower's counsel to the same effect), (ii) if and to the extent that a No Preference Determination shall occur with respect to the payments covered thereby, (iii) if the bankruptcy proceedings are terminated without a Preference Determination or (iv) if one year shall have elapsed from the date moneys were drawn under the Letter of Credit by the Trustee and no Preference Determination has been issued.

(d) Any Bonds the principal of which is paid out of proceeds from the Letter of Credit shall be redeemed and shall not be remarketed.

Section 504.  Investment of Moneys in Funds.   The Trustee shall invest
moneys in the Project Fund in any Qualified Investments upon the written direction of the President, Treasurer or Assistant Treasurer of the Borrower, if the Borrower is not then in default hereunder. Moneys in the Bond Fund and Letter of Credit Fund may be invested by the Trustee in its discretion, but only in direct obligations of, or obligations the payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America, the maturities or prepayment dates of which, at the option of the Trustee, shall coincide as nearly as practicable with, but not be later than, the time or times at which said moneys will be required for the purposes of this Agreement; provided, however, that moneys drawn under the Letter of Credit shall be invested only in such obligations with maturities of 30 or fewer days. The making of any such investments or the sale or other liquidation thereof shall not be subject to the control of the Borrower. Any investments pursuant to this Section may be purchased from the Trustee or the Bank. The Trustee is authorized to sell or otherwise convert into cash investments credited to any Fund at the times and in the amounts necessary to meet payments when due from such Fund. No order of the Borrower shall restrict such authorization, and the Trustee shall not be liable for any loss occurring from such sale or conversion to cash. Each Fund shall include all investments made from moneys credited to such Fund and shall include all proceeds from such investments. For purposes of this Agreement, such investments shall be valued at face amount or market value, whichever is less.

Section 505. Avoidance of Arbitrage. The Borrower agrees to restrict the use of Bond proceeds in such manner and to such extent, as many be necessary, after taking into account reasonable expectations at the time of issuance of the Bonds, so that the Bonds will not constitute arbitrage bonds under
Section 103(c) of the Internal Revenue Code and the regulations prescribed under that Section. Any officer of the Issuer (including its Manager, Treasurer, Chairman and Vice Chairman) having responsibility with respect to the issuance of the Bonds is authorized and directed, alone or in conjunction with any other officer, employee or consultant of the Issuer or the Borrower, to give an appropriate certificate on behalf of the Issuer, for inclusion in the transcript of proceedings for the Bonds, setting forth the facts, estimates and circumstances and reasonable expectations pertaining to Section 103(c) of the Internal Revenue Code of 1954, as amended and the regulations hereunder.

Section 506. Authorized Application of Funds; Moneys to be Held in Trust. The Trustee is authorized to apply each Bond as provided in this Agreement. All moneys deposited with the Trustee hereunder shall be held by the Trustee in trust but need not be segregated from other funds except as required by law. The Trustee will withdraw sufficient funds from the Bond Fund to pay principal of and premium, if any, and interest on the Bonds on behalf of the Issuer as the same become due and payable. If and to the extent that,
following acceleration, by declaration or otherwise, under Section       02,
sufficient Priority Funds, including moneys drawn under a Letter of Credit, are not available to pay principal of, premium, if any, and interest on the Bonds, then other available moneys, including amounts realized pursuant to
Article 11, shall be used to pay principal of and premium, if any, and interest on the Bonds.

Section 507. Nonpresentment of Bonds. If funds sufficient to pay principal of and interest on any Bond have been deposited with the Trustee and irrevocably committed thereto, all liability of the Issuer and the Borrower for the payment of such amount shall forthwith cease. The Trustee shall hold such funds, without liability for interest thereon, for the benefit of the holder of the Bond, who shall thereafter be restricted exclusively to such funds for any claim with respect to such amount. Any such funds which remain unclaimed for four years after such due date shall upon request in writing by the Borrower be paid to the Borrower without any interest thereon, and the Trustee shall have no further responsibility with respect to such moneys.

Section 508. Bonds Are Not General Obligations. The Bonds do not now and shall never constitute a general obligation of the Issuer nor a debt or pledge of the faith and credit of the State, and each covenant and undertaking by the Issuer herein and in the Bonds to make payments is not a general obligation of the Issuer or of the State or a debt or a pledge of the faith and credit of the State, but is a special obligation payable solely from the Pledged Receipts and is a valid claim of the holders only against such Pledged Receipts. Nothing herein shall be construed as requiring the Issuer to use any funds or revenues from any source other than the Pledged Receipts.

Section 5.09. Substitute Credit Facility. At any time prior to the expiration of the Letter of Credit, either the Borrower or the Bank may, at its option provide for the delivery to the Trustee of a Substitute Credit Facility. Such Substitute Credit Facility shall be an irrevocable letter of credit issued by a commercial bank or a substantially equivalent irrevocable credit facility, including but not limited to a surety bond, the terms of which shall in all material respects be the same as or substantially equivalent to the Letter of Credit; provided, that any Substitute Credit Facility provided for the Fixed Rate Period or any portion thereof shall provide for the payment of at least 285 days interest accrued on the Bonds (calculated on the basis of a year having 360 days) and a redemption premium in the amount of 3% of the outstanding principal amount of the Bonds. On or prior to the date of the delivery of such Substitute Credit Facility to the Trustee, the Borrower shall furnish to the Trustee and the Issuer (i) an opinion of Bond Counsel stating that the delivery of such Substitute Credit Facility to the Trustee is authorized under this Agreement and complies with the terms hereof, (ii) an opinion of counsel in form and substance reasonably satisfactory to the Trustee (and substantially similar in content with respect to the Substitute Credit Facility as those opinions originally rendered with respect to the Letter of Credit in connection with the original issuance of the Bonds) to the effect that the Substitute Credit Facility is the valid, binding and enforceable obligation of the bank or other institution issuing it and that payments on the Bonds out of the proceeds of a drawing on the Substitute Credit Facility will not constitute voidable preferences under the federal Bankruptcy Code or other applicable laws and regulations, and (iii) either (A) written evidence from Moody's if the Bonds are rated by Moody's and S&P, if the Bonds are rated by S&P, to the effect that such rating agency has reviewed the proposed Substitute Credit Facility and that the substitution of the proposed Substitute Credit Facility for the Letter of Credit will not, by itself, result in a reduction of its ratings of the Bonds from those which then prevail, or (B) written evidence satisfactory to the Trustee that the commercial bank or other institution issuing such Substitute Credit Facility has a rating on its long-term obligations from Moody's and/or S&P which is (x) equal to or better than the second highest long-term debt rating category, or (y) equal to or better than such ratings of long-term obligations of the issuer of the credit facility being replaced by such Substitute Credit Facility.

The Letter of Credit may by its terms provide for extensions thereof and the Borrower may, at its election, and with the consent of the Bank, provide for one or more additional extensions of the Letter of Credit for any period commencing after the expiration of such Letter of Credit.

PART III: THE PROJECT

Article 6--Completion of the Project

Section 601. Borrower's Obligations to Complete Project, etc. The Borrower shall cause the Project to be completed as promptly as feasible and shall at its expense do or cause to be done all things necessary or proper for such completion in accordance with applicable law and regulations.

All material changes in the Plans and Specifications after the delivery of the Bonds shall be approved by the Bank. Any change or changes in the Plans and Specifications which would result in a payment of more than $25,000 for any single item or more than $100,000 in the aggregate shall be deemed a "material change" for purposes of this paragraph.

Until completion of the Project, the Borrower shall make no changes in the Plans and Specifications or take any other action which would affect the qualification of the Project as an "industrial facility", as defined in the Act, or would affect in any material respect the description of the Project approved by the Issuer.

Section 602. Completion Certificate. Completion of the Project shall be evidenced to the Trustee by a Completion Certificate signed by the Project Supervisor and approved by the Bank (i) stating that the Project or such additional facilities, as the case may be, has been substantially completed in accordance with the Plans and Specifications so as to permit efficient operation thereof, and all costs then due and payable in connection therewith have been paid, and that completion has been accomplished in such a manner as to conform with all applicable zoning, planning, building, environmental and other regulations of all governmental authorities having jurisdiction;

(ii) specifying the date by which the foregoing events had occurred; (iii) stating that there is no laborer, supplier, materialman, or other person then entitled to assert a materialman's or other similar lien upon the Project;
(iv) indicating the nature and estimated cost of any work to be done on the property comprising the Project which is ancillary or supplemental to the Project; and (v) stating that it is given without prejudice to any rights against third parties which then exist or may subsequently come into being.

Article 7--Damage and Destruction

Section 701. Damage and Destruction. If the Project shall be damaged or destroyed by fire, flood, or other casualty, there shall be no abatement or reduction in the payments required to be made by the Borrower hereunder, and within a period of six months from the date of such damage or destruction, either (i) the Borrower shall repair, replace, restore or reconstruct the Project so as to restore it to substantially its prior value and to a state suitable for its continued use as an industrial facility, or (ii) the Borrower shall notify the Issuer, the Trustee and the Bank in writing of its intention to redeem all of the Bonds pursuant to Section 401(b).

Section 702. Eminent Domain. If title to or the temporary use of all or part of the Project shall be taken or condemned under exercise of any power of eminent domain, there shall be no abatement or reduction in the payments required to be made by the Borrower hereunder, and within a period of six months following entry of a final order in any eminent domain proceedings granting condemnation, either (i) the Borrower shall restore the Project to an economic unit comparable to its previous state, or acquire or construct other land and improvements deemed by the Borrower to be adequate for the continuance of its business operations at the Project site (which improvements shall be deemed a part of the Project); or the Borrower shall notify the Issuer, the Trustee and the Bank in writing of its intention to redeem all of the Bonds pursuant to Section 401(b).

Part IV: REPRESENTATIONS AND AGREEMENTS
         OF ISSUER AND BORROWER

Article 8--Representations and Agreements of Issuer

Section 801. Due Organization, etc. The issuer represents and warrants as follows:

(a) It is a body politic and corporate and a political instrumentality of the State established under Chapter 12 of the Vermont Statutes Annotated, with the power under and pursuant to the Act, to execute, deliver and perform its obligations under this Agreement, and to issue and sell the Bonds.

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(b)   It has taken all necessary action and has complied with all provisions of the Constitution of the State and the Act, including but not limited to the making of the findings required by Section 246 of Chapter 12 of the Vermont Statutes Annotated, required to make this Agreement and the Bonds the valid obligations of the Issuer which they purport to be; and, when executed and delivered by the parties thereto, this Agreement will constitute a valid and binding agreement of the Issuer and be enforceable in accordance with its terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied.

(c) When delivered to and paid for by the Purchaser in accordance with the terms of this Agreement, the Bonds will constitute valid and binding special obligations of the Issuer enforceable in accordance with their terms, except as enforceability may be subject to the exercise of judicial discretion in accordance with general equitable principles and to applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied, and will be entitled to the benefits of this Agreement.

The Issuer makes no representation or warranty that interest on the Bonds is or will continue to be exempt from federal or state income taxation.

Section 802. Payment of Bonds; Trustee's Rights with Respect to the Loan; Cooperation with Trustee. The Issuer agrees that it will promptly pay or cause to be paid the principal of and interest on all Bonds as herein provided. The Issuer agrees that the Trustee may enforce all rights of the Issuer (except those rights not assigned under this Agreement) and all obligations of the Borrower with respect to the Loan for and on behalf of the Bondholders, whether or not the Issuer is in default hereunder. The Issuer agrees that, except as provided herein, it will not mortgage, encumber or alienate any part of the Pledged Receipts. The Issuer further agrees to provide assurances to the same extent as required of the Borrower under the first paragraph of Section 1006.

All agreements of the Issuer in this Section 802 are subject to the limitation described in Section 508.

Article 9--Representations of the Borrower

The Borrower hereby confirms to the Issuer and the Trustee its representations and warranties made or incorporated by reference in Section 4 of the Reimbursement Agreement, and hereby further

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represents and warrants and, as to Section 904, covenants as follows:

Section 901. Legal Proceedings. Except as otherwise disclosed to the Bank in writing, there is no action, suit, proceeding or investigation at law or in equity before or by any court or public board or body pending or, to the knowledge of the Borrower, threatened against the Borrower, wherein an unfavorable decision, ruling or finding would in any material respect adversely affect the business, assets or condition (financial or otherwise) of the Borrower or the transactions contemplated by this Agreement, or the Reimbursement Agreement, or which in any way would adversely affect the validity of the Bonds, this Agreement, the Reimbursement Agreement or the Security Credit Agreement.

Section 902. Compliance with Law; Consents, etc. The Borrower is not in violation of any terms or provision of its charter or by-laws or in material violation of any term or provision of any mortgage, lease, agreement or other instrument which is material to its business or assets, or of any judgment, decree, governmental order, statute, rule or regulation by which it is bound or to which it or any of its assets is subject. The execution, delivery and performance of and compliance with this Agreement, the Reimbursement Agreement and the Standby Credit Agreement will not violate or constitute a default under the charter or by-laws of the Borrower or of any term or provision of any mortgage, lease, agreement or other instrument, or of any judgment, decree, governmental order, statute, rule or regulation by which the Borrower is bound or to which any of its assets is subject. No approval by, authorization of, or filing with any federal, state, or municipal or other governmental commission, board, or agency or other governmental authority is necessary in connection with the execution and delivery of this Agreement, the Reimbursement Agreement and the Standby Credit Agreement by the Borrower, except for necessary approvals under the Act and the Internal Revenue Code of 1954, as amended, which have been, or by the time of delivery of the Bonds will have been obtained.

Section 903. No Adverse Tax Actions. The Borrower has not taken and has no present intention of taking any action, and knows of no action taken or intended, which would cause interest on the Bonds to be includable in the gross income of any Bondholders for federal income tax purposes (unless such Bondholder is a "substantial user" or a "related person" within the meaning of Section 103(b)(13) of the Internal Revenue Code of 1954, as amended).

Section 904.  The Project, etc.

(a) The Loan will induce the Borrower to expand, improve and renovate its industrial enterprise in the Town of Dover.

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(b)   The Project is and at all times while the Bonds are outstanding will be used in such a manner as to be included within the definition of an "industrial facility" in the Act and will be acquired, improved and equipped substantially as described in the Project Information Statement furnished to the Issuer, and the terms of the Bonds will not exceed the useful life of the Project.

(c) Substantially all of the proceeds of the Bonds (accounting for more than 90 percent of the proceeds of the Bonds, after deducting expenses of issuing the Bonds) will be used to provide an "exempt facility" as that term is defined in Section 103(b)(4) of the Internal Revenue Code of 1954, as amended.

(d) All of the proceeds of the Bonds will be used for the acquisition, construction, expansion, improvement or renovation of the Project.

(e) The Borrower shall complete and operate the Project for the purposes and in a manner consistent with the Plans and Specifications and shall not allow a change in the nature of the use or operation of the project which is inconsistent therewith or which would disqualify the Project as an "industrial facility" within the meaning of Section 212(b) of the Act or as an "exempt facility" within the meaning of Section 103(b)(4) of the Internal Revenue Code of 1954, as amended.

Section 905. Adequacy of Disclosure. Neither this Agreement nor the Reimbursement Agreement, the Standby Credit Agreement, or any other document, certificate or statement furnished to the Purchasers or the Issuer by or on behalf of the Borrower in connection with the transactions contemplated hereby or thereby contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

Article 10--Certain Agreements of Borrower

The Borrower agrees as follows:

Section 1001. Borrower to Make Loan Payments Sufficient to Meet Debt Service on Bonds and Additional Payments.

A. Borrower's Loan Payments. No later than 12:00 P.M. on the Business Day preceding each Payment Date, the Borrower agrees to pay as a Loan payment to the Trustee a sum in immediately available funds which, when added to the balance then in the Bond Fund excluding amounts which are then held for purposes other than the next succeeding payment of principal, premium, if any, and interest on the Bonds, equals all payments due on the Bonds on such Payment Date (excluding amounts excluded pursuant to Section 304(c) hereof). No later than 3:00 p.m. on the Business Day preceding the Payment Date, the Trustee shall wire transfer

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to the Depositary in immediately available funds, an amount equal to all payments due on the Bonds on such Payment Date, provided that the Trustee shall be required to transfer only those funds received from the Borrower on deposit in the Bond Fund. If requested by the Borrower, the Trustee will notify the Borrower by telephone of the amount of accrued interest due on an Interest Payment Date at least two days prior to such Interest Payment Date.

In any event the Loan payments payable under this Section shall be sufficient to pay the total amount due with respect to such principal of and interest and any premium on the Bonds as and when due. If at any time when said payments are due the balance in the Bond Fund available for said purpose is insufficient to make such payments, the Borrower will forthwith pay to the Trustee any such deficiency. Subject to such obligation, the Borrower shall not be required to make any Loan payment to the extent its application would result in an excess in the Bond Fund over the amount necessary to meet obligations then due and payable from the Bond Fund plus any additional amounts then required to be maintained in the Bond Fund.

B. Additional Payments. The Borrower agrees duly to make on demand (by the Issuer or the Trustee, as the case may be) Additional Payments as follows:

(a) To the Issuer, as reimbursement for all costs, expenses and liabilities paid or incurred by the Issuer in satisfaction of any obligations of the Borrower not performed by the Borrower as required thereunder.

(b) To the Issuer, as reimbursement for or prepayment of all costs, expenses and liabilities paid or incurred or to be paid or incurred by the Issuer or any of its members, directors, officers, employees or agents at the request of the Borrower or as required by this Agreement or the Act.

(c) To the Trustee, its reasonable fees and expenses as trustee, and to the extent applicable as bond registrar and paying agent, including the reasonable fees and expenses of its attorneys and agents, and any other amounts due to the Trustee under this Agreement.

C. Bank Obligations. The Borrower agrees to pay all Bank Obligations when due.

D. Obligations Unconditional. The Borrower's obligations to make the payments required by this Agreement shall be absolute and unconditional and shall not be subject to any right of recoupment or set-off. Until the lien of this Agreement has terminated and ceased to have effect, the Borrower will not (i) suspend or discontinue any payments required by this Agreement or
(ii) fail to fulfill its other agreements herein for any cause

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including without limitation failure fully to acquire and install the
Project, or damage to the Project, any failure or consideration or commercial frustration of purpose, any change in federal or state or other laws or administrative rulings or actions or any failure of the Issuer to fulfill any agreement, duty, liability or obligation related to this Agreement.

Section 1002. Borrower to Maintain its Legal Existence; Conditions Under Which Exceptions Permitted. The Borrower will maintain its legal existence and qualification under the laws of its jurisdiction of incorporation.

Section 1003. Financial and Other Information. The Borrower will keep books and records in accordance with sound accounting practice and permit representatives o the Trustee and the Bank to examine and audit such books and records and inspect any of its properties at reasonable times.

Section 1004. Borrower Not to Adversely Affect Tax-Exempt Status of Interest on Bonds. The Borrower will not take any action which would adversely affect the exemption from federal income taxation of the interest paid on the Bonds, and will take, or require to be taken, such acts as may be reasonably within its ability and as may from time to time be required under applicable law or regulation to continue to exempt from federal income taxation the interest on the Bonds, including the preparation and filing of any statements required to be filed by it in order to maintain the tax-exempt status of the interest on the Bonds. The Borrower will notify promptly the Trustee and the Bank of the occurrence of any Determination of Taxability or any basis therefor, and of any allegation by any federal or state agency that any such event has occurred, of which the Borrower has or acquires knowledge.

Section 1005.  Covenants Related to the Project.

A. Maintenance and Modifications of Project by Borrower; Restrictions on Prior Liens, etc. Subject to the provisions of this Section 1005 and Article 7 (dealing with damage and destruction), the Borrower will maintain the Project in good repair, working order and condition and will from time to time make or cause to be made all necessary and proper repairs, replacements and renewals.

The Project and any use thereof by the Borrower shall conform with all applicable zoning, planning, building, environmental and other regulations of governmental authorities having jurisdiction over the Borrower, and the Borrower shall not permit a nuisance thereon.

Except as expressly permitted hereunder, the Borrower will not sell or transfer any part of the Project, or create, incur, assume or permit to exist any encumbrance, lien or charge of any kind on the Project, without the written consent of the Bank,

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except (a) those in favor of the Bank, and (b) involuntary liens and encumbrances which the Borrower is contesting in good faith and for which adequate reserves have been established.

B. Disposition of Portions of the Project. The Borrower in its sound discretion may sell or otherwise dispose of any machinery or equipment or other personal property included in the Project which it determines has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, provided:

(a) substitute property having equal or greater utility (but not necessarily having the same function) in the operation of the facility at which the replaced property was located is installed anywhere at such facility; such removal and substitution will not impair operating utility or change the nature of such facility to the extent that it would not constitute the type of facility operated prior to such replacement; and such property shall be free of all liens and encumbrances, other than those in favor of the Bank, and shall become a part of the Project; or

(b) in the opinion of the Project Supervisor, removal of such property, together with any substitution, will not materially impair the efficiency of the Borrower's operations or adversely affect the structural integrity of such facility or change the nature of such facility to the extent that it would not constitute the type of facility operated prior to such replacement.

Any damage to structures not being removed shall be repaired at the cost of the Borrower.

Except as may be waived in writing by the Bank, the Borrower shall promptly report to the Trustee and the Bank each such removal, substitution, sale and other disposition, but no such report need be made unless the aggregate fair market value of all machinery, equipment or other personal property included in the Project which is sold or otherwise disposed of in any fiscal year of the Borrower exceeds $100,000.

Notwithstanding any other provision in this Agreement, the Borrower, with the written approval of the Bank, may sell or dispose of all or any part of the Project.

C. Taxes, Other Governmental Charges and Utility Charges. The Borrower shall duly pay or cause to be paid all taxes and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect to the Project, all utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Project, and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project. However, the Borrower may contest in good faith any such items, assessments and other charges and, in such event, may permit the


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taxes, assessments or other charges so contested to remain unpaid during any period, including appeals, when the Borrower is in good faith contesting the same, so long as adequate reserves have been established and enforcement of the contested item is effectively stayed.

D. Right of Access. The Borrower agrees that the Issuer, the Trustee and the Bank and their representatives may at all reasonable times examine and inspect the Project.

E. Location. The Borrower will not change its name or the location of its principal place of business without notice to the Trustee and the Bank at least thirty days prior to such change.

Section 1006. Instruments of Further Assurance; Recordings and Filings. The Borrower will do, execute, acknowledge and deliver or cause to be so performed such supplemental agreements and such further acts, instruments and transfers as the Trustee or the Bank may reasonably require for the better assuring, transferring, pledging, assigning and conferring unto the Trustee and the Bank the property and rights herein described and the income and revenue pledged hereby.

The Borrower will cause this Agreement and any necessary financing statements, and other instruments (and supplements and amendments to any of the foregoing) to be recorded and filed as may be required by law in order to preserve fully and protect the security of the Bank and the holders of the Bonds and the rights of the Trustee hereunder.

The Trustee shall cause to be filed any continuation statements or instruments of a similar character which, in its opinion, are required by law in order to preserve and protect the security of the Bondholders and the Bank.

Section 1007. Insurance and Worker's Compensation Coverage. The Borrower will insure or cause to be insured the Project in the amount and with the coverage of the Required Property Insurance Coverage. The Borrower will carry or cause to be carried Required Public Liability Insurance applicable to the Project. The Borrower will maintain the worker's compensation coverage required of it by the applicable laws of the State.

All insurance acquired hereunder shall be with generally recognized responsible insurance companies authorized to do business in the State, as selected by the Borrower. Such insurance may be blanket insurance and shall provide that it may not be cancelled or materially altered without 15 days' prior written notice to the Trustee and the Bank (and keep updated) evidence of such insurance in such form as the Trustee or the Bank may require.

Substitutions for or omissions from the coverage required by this


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Article may be made upon the written consent of the Bank.

Section 1008. Indemnification of Issuer, Bank and Trustee. Notwithstanding its insurance agreements, the Borrower shall to the extent legally permissible indemnify and save harmless the Issuer, the Bank (which term, for the purposes of this Section 1008, shall include FNBB acting as Bond Registrar, Depositary and Paying Agent) and the Trustee and their respective members, directors, officers, employees and agents against and from (a) all claims by or on behalf of any person arising out of (i) any condition of the Project, or (ii) the acquisition, installation or use of it, or (iii) any accident, injury or damage to any person occurring in or about the Project; or (iv) any breach or default by the Borrower of any of its obligations hereunder, or (v) any act or omission of the Borrower or any of its agents, contractors, servants, employees, or licensees, or (vi) the offering, issuance, sale or resale of the Bonds, and (b) all costs, counsel fees, expenses or liability reasonably incurred in connection with any such claim or any action or proceeding brought thereon. If any action or proceeding is brought against the Issuer, the Bank or the Trustee or any such director, officer, employee or agent by reason of any indemnified claim, the Borrower upon notice from the affected party shall resist or defend such action or proceeding. Subject to the foregoing, the Issuer, the Bank and the Trustee shall cooperate and join with the Borrower at the expense of the Borrower as may be required in connection with any action taken or defended by the Borrower.

The Issuer, the Bank and the Trustee and their respective members, directors, officers, employees and agents shall be entitled to the advice of counsel (who may also be counsel for the Borrower or any Bondholder) and shall be wholly protected as to action taken or omitted to be taken in good faith in reliance on such advice. They may rely conclusively on any communication or other document furnished to them hereunder and reasonably believed by them to be genuine. They shall not be liable for any action (i) taken by them in good faith and reasonably believed by them to be within the discretion or powers conferred upon them, or (ii) in good faith not taken by them because reasonably believed to be beyond the discretion or powers conferred upon them, or (iii) taken by them pursuant to any direction or instruction by which they are governed hereby, or (iv) omitted to be taken by them by reason of the lack of any direction or instruction required hereby for such action; nor shall they be responsible for the consequences of any error or judgment reasonably made by them. The Issuer, the Bank and the Trustee shall in no event be liable for the application or misapplication of funds, or for other acts or defaults, by any Person, except their own directors, officers and employees and others specified in Section 1201(a). When any consent or other action by them is called for hereby, they may defer such action pending such investigation, inquiry, or supporting evidence as they may


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                                                                       Page 46


require. They shall not be required to take any remedial action (other than the giving of notice) unless indemnity reasonably satisfactory to them is furnished for any expense or liability to be incurred thereby. They shall be entitled to reimbursement for expenses reasonably incurred or advances reasonably made, with interest at the FNBB Base Rate, in the exercise of their rights or the performance of their obligations hereunder, to the extent that they act without previously obtaining indemnity. No permissive right or power to act which they may have shall be construed as a requirement to act; and no delay in the exercise of a right or power shall affect the subsequent exercise of that right or power. The Issuer shall not be required to take notice of any breach or default by the Borrower hereunder, except when given notice thereof by the Trustee. No recourse shall be had by the Borrower, the Trustee, the Bank or any Bondholder for any claim based on this Agreement or the Bonds against any director, officer, employee or agent of the Issuer alleging personal liability on the part of such person unless such claim is based upon the willful dishonesty of or intentional violation of law by such person.


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PART V: EVENTS OF DEFAULT

Article 11--Default Provisions and Remedies of Trustee, Bank, Bondholders and Issuer

Section 1101. Events of Default, Defaults. The occurrence of any of the following events shall constitute an "event of default" hereunder:

(a) Failure by the Issuer to pay interest on any Bond when due and payable.

(b) Failure by the Issuer to pay any principal or premium on any Bond when due and payable, whether at stated maturity or by acceleration or pursuant to any redemption requirements.

(c) Failure by the Borrower to make any Loan payment or Additional Payment when due and payable.

(d) Failure by the Borrower or the Issuer to observe or perform any other covenant, condition or agreement on its part to be observed or performed in this Agreement or the Bonds, for a period of 30 days after written notice of such failure such have been given to the Borrower by the Trustee or the Issuer or to the Issuer by the Trustee, except that violation of Section 1004 (Borrower not to adversely affect tax-exempt status of interest on the Bonds) shall not constitute a default or event of default hereunder.

(e) Receipt by the Trustee of notice from the Bank that an "Event of Default" within the meaning of the Reimbursement Agreement has occurred.

(f) The Letter of Credit shall be revoked or terminated for any reason prior to its stated expiration date and a Substitute Credit Facility shall not have been issued within 45 days after such revocation or termination, or the Bank shall wrongfully refuse to honor the Letter of Credit.

(g) The material inaccuracy or incompleteness of any material representation or warrant made in writing by or on behalf of the Borrower in connection with the transactions contemplated hereby.

(h) The occurrence of a Bankruptcy.

(i) An occurrence of an Act of Bank Bankruptcy unless a Substitute Credit Facility has been issued within 45 days of such event.

The term "default" hereunder means the occurrence of any of the foregoing events prior to the passage of time or giving of notice or both, if applicable, which would cause such occurrence to constitute an event of default.


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The Borrower agrees to notify the Issuer and the Trustee promptly in writing of the occurrence of any default or event of default of which it has knowledge or has received notice.

Within five days after knowledge of an event of default under subsection (a),
(b), (c), or (e) above, the Trustee shall give written notice, by registered or certified mail, to the Issuer, the Borrower, the Bank and all of the Bondholders, and upon notice as provided in Section 1201(c) shall give similar notice of any other event of default.

Section 1102. Acceleration. Upon the occurrence of any event of default described in Section 1101 the Trustee shall, upon and only upon the written request of the Bank, declare all Bonds then outstanding to be due and payable immediately, and upon the declaration, all principal and interest accrued thereon shall become immediately due and payable, and there shall be an automatic corresponding acceleration of the Borrower's indebtedness on the Loan; provided, however, that if there shall have occurred any event of default under subsection (h) or (i) of Section 1101, the principal of and premium, if any, on all Bonds then outstanding and the interest accrued thereon automatically shall become immediately due and payable without the action by the Trustee. Interest shall accrue to the payment date determined by the Trustee (which payment date shall be not later than 15 days following the acceleration) or the actual payment date, if later.

The provisions of this Section 1102 are subject to the condition that with respect to an event of default under subsection (e) of Section 1101, any waiver by the Bank of any "Event of Default" under the Reimbursement Agreement and rescission and annulment of its consequences shall constitute a waiver of the corresponding event of default under this Indenture and a rescission and annulment of the consequences thereof. No such waiver, rescission and annulment shall extend to or affect any subsequent event of default or impair any right or remedy consequent thereon.

Notwithstanding the foregoing, no waiver, rescission or annulment of an event of default hereunder shall be made if the Bank shall theretofore have honored in full a drawing under the Letter of Credit in respect of such event of default.

Section 1103. Other Remedies; Rights of Bank and Bondholders. Upon the acceleration under Section 1102, the Trustee immediately shall draw upon the Letter of Credit as provided in Section 503.

Upon the continuance of an event of default, if so requested by the Bank or, unless and until the principal of and interest on the Bonds shall be paid in full, a Majority of the Bondholders, and if satisfactory indemnity has been furnished to it, the


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                                                                       Page 49


Trustee shall exercise such of the rights and powers conferred by this Agreement as the Trustee, being advised by counsel, shall deem most effective to enforce and protect the interests of the Bondholders and the Bank.

No remedy under this Agreement is intended to be exclusive, and to the extent permitted by law each remedy shall be cumulative and in addition to any other remedy hereunder or now or hereafter existing; provided, however, that upon acceleration under Section 1102 the Trustee shall first draw upon the Letter of Credit as provided in Section 503.

No delay or omission to exercise any right of power shall impair such right or power or constitute a waiver of any default or event of default or acquiescence therein; and each such right and power may be exercised as often as deemed expedient.

No waiver by the Trustee, the Bank or the Bondholders of any default or event of default shall extend to any subsequent default or event of default.

Section 1104. Right of Bank and Bondholders to Direct Proceedings. Anything in this Agreement to the contrary notwithstanding, the Bank and, so long as Bonds are outstanding, a Majority of the Bondholders shall have the right at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Agreement, or for the appointment of a receiver or any other proceedings hereunder; provided that such direction shall be in accordance with applicable law and this Agreement, and provided that the Trustee shall be indemnified to its satisfaction. In the event of a disagreement between the Bank and a Majority of the Bondholders in the exercise of their rights hereunder, then so long as the Bonds are outstanding, the direction of a Majority of the Bondholders shall be controlling.

Section 1105. Appointment of Receiver. Upon the occurrence and continuance of an event of default and commencement of judicial proceedings to enforce the rights of the Trustee and of the Bondholders and the Bank under this Agreement, the Trustee shall be entitled, as a matter of right, to the appointment of a receiver or receivers of the Trust Estate, pending such proceedings, with such power as the court making such appointment shall confer.

Section 1106. Application of Moneys. Upon the occurrence and continuance of an event of default, there shall be deposited in the Bond Fund all moneys and proceeds held or received by the Trustee or any receiver pursuant to this Agreement or any related document or the exercise of any rights granted hereby or thereby, except amounts drawn under the Letter of Credit, which amounts shall be deposited in the Letter of Credit Fund, and all moneys


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                                                                      Page 50


in the Letter of Credit Fund shall be applied to the payment of interest (including interest on overdue principal) on and principal of (and, during the Fixed Rate Period, premium, if any, on) the Bonds, and all moneys in the Bond Fund (except funds for which provision has been made under Section 507) shall be applied after payment of all Costs of Collection incurred by the Trustee or any receiver (i) to the payment of any amounts due as Additional Payments under Section 1001B, (ii) then to the payment of interest, including interest on overdue principal, then due on the Bonds, without regard to when such interest became due, (iii) then to the payment of principal and premium, if any, then due on the Bonds, without regard to when such principal became due, and (iv) then to the payment of any Bank Obligations then remaining due; or in such other order as may be determined by the Trustee with the written consent of all of the Bondholders and, if the Issuer is affected thereby, the written consent of the Issuer. Payments shall be made ratably, according to the amounts due respectively for interest and principal and premium, if any, among Bondholders entitled to receive the payment being made.

Section 1107. Remedies Vested in Trustee. All rights of action (including the right to file proofs of claim) under this Agreement or under any of the Bonds may be enforced by the Trustee without the possession of any of the Bonds or their production in any proceeding; and any such proceeding instituted by the Trustee shall be brought in its name, as Trustee, without the necessity of joining as plaintiffs or defendants the Bank or any holders of the Bonds; and any recovery of the judgment shall be for the benefit of the holders of the outstanding Bonds, subject, however, to the provisions of this Agreement.

Section 1108. Rights and Remedies of Bank and Bondholders. Neither the Bank nor any holder of any Bond shall have any right to institute any proceeding for the enforcement of this Agreement or any right or remedy granted hereby unless (i) an event of default is continuing, (ii) the Trustee has due notice thereof and has been notified as provided in Section 1201(c), (iii) the Bank or the holders of at least 25% in aggregate principal amount of Bonds then outstanding shall have made written request to the Trustee and shall have afforded the Trustee reasonable opportunity to exercise its powers or to institute such proceeding in its own name, and have offered to the Trustee indemnity satisfactory to it, and (iv) the Trustee shall have failed or refused to exercise its power or to institute such proceeding. Such notice, request and offer of indemnity shall at the option of the Trustee be conditions precedent to the execution of the powers and trusts of this Agreement, and to any action for the enforcement of this Agreement or of any right or remedy granted hereby, it being understood and intended that neither the Bank nor any one or more holders of the Bonds shall have any right to affect or prejudice the lien of this Agreement by its or their action or to enforce any right hereunder except in the manner herein provided and that proceedings shall be instituted and maintained in the manner herein provided and for the benefit of the Bank and the holders of the all Bonds then outstanding. Notwithstanding the foregoing, each Bondholder shall have a right of action to enforce the payment of the principal of and premium, if any, and interest on any Bond held by it at and after the maturity thereof at the place, from the sources and in the manner expressed in such Bond.

Section 1109. Waivers of Event of Default. The Trustee shall waive (in advance or otherwise) any event of default of its consequences and rescind any declaration of maturity of principal upon the written request of all of the Bondholders (or, if the Bonds are no longer outstanding, the Bank) and, with respect to any right of the Issuer to payment or reimbursement pursuant to Section 1001B or 1008, the written consent of the Issuer, but no such waiver (except as specifically provided therein) or rescission shall extend to any subsequent or other event of default. Notwithstanding the foregoing, the Trustee shall waive an event of default under Section 1101(e) and its consequences and rescind any declaration of maturity of principal only upon the express written consent of the Bank.

Section 1110. Intervention by Trustee. In any judicial proceeding which the Trustee believes has a substantial bearing on the interests of the Bank or the Bondholders, the Trustee may intervene on behalf of the Bank or the Bondholders.

Section 1111. Remedies of Issuer on Event of Default. Upon the occurrence and continuance of an event of default, the Issuer (i) shall, if requested by the Trustee, confirm in writing any acceleration of Loan indebtedness, (ii) may, upon the request of the Trustee, take such action in law or equity as may appear desirable to collect any past due or accelerated Loan indebtedness or other payments hereunder or to enforce compliance with any obligation or agreement of the Borrower in this Agreement and (iii) shall have access to and may examine and make copies of the books, accounts and other data and tax returns of the Borrower insofar as they pertain to the Project or to the Borrower's operation thereof. However, the Issuer shall not be required to take any action which in its opinion might cause it to expend time or money or otherwise incur any liability unless satisfactory indemnity has been furnished to it. Anything in this Agreement to the contrary notwithstanding, the Issuer may enforce its rights under Sections 1001B and 1008 of this Agreement by any lawful available remedy.

PART VI: THE TRUSTEE

Article 12--The Trustee

Section 1201. Acceptance of Trusts. The Trustee agrees to perform the trusts imposed upon it by this Agreement and agrees to perform such trusts as an ordinarily prudent trustee, but only upon the terms and conditions contained herein and in Section 1008.

(a) The Trustee may execute any of its trusts or powers and perform any of its duties through attorneys, agents, receivers or employees but shall be answerable for their conduct in accordance with the above standard, except that as attorneys, agents and receivers the Trustee shall be answerable only as to the selection of same in accordance with said standards. The Trustee shall be entitled to advice of counsel concerning all matters of trust duties hereunder, and may pay reasonable compensation to all such attorneys, agents, receivers, employees and counsel as may reasonably be employed.

(b) Any action taken by the Trustee pursuant to this Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the holder of any Bond shall be conclusive and binding upon all future holders of such Bond.

(c) The Trustee shall not be required to take notice or be deemed to have notice of any default hereunder, except defaults described in Section 1101(a), (b), (c) or (e), unless the Trustee shall be notified in writing of such default by the Borrower, the Issuer, the Bank or by the holders of at least 25% in aggregate principal amount of Bonds then outstanding. Until such notice is received, the Trustee may conclusively assume there is no such default.

(d) The Trustee shall not be required to give any bond or surety.

Section 1202. Fees and Expenses of Trustee. The Trustee shall be entitled to reasonable fees for its services rendered hereunder and all advances, counsel fees and other expenses reasonably made or incurred by the Trustee in connection with such services. The Trustee shall be entitled to payment and reimbursement, but only from the Additional Payments required to be made by the Borrower hereunder or from the Pledged Receipts, for its reasonable fees and expenses.

Section 1203. Successor Trustee. Any corporation or association into which the Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all its trust business and assets, and any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer, ipso facto, shall be and become successor Trustee hereunder and vested with all the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act on the part of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any such successor Trustee shall be a trust company or bank in good standing having trust powers and located in the State or in the Commonwealth of Massachusetts.

Section 1204. Resignation by Trustee; Removal. The Trustee may at any time resign from the trusts hereby created by giving 30 days' written notice to the Issuer, to the Borrower, to the Bank and to each Bondholder, but such resignation shall not take effect until the appointment of a successor Trustee and acceptance by the successor Trustee of such trusts. The Trustee may be removed at any time by an instrument or concurrent instruments in writing delivered to the Trustee and to the Issuer and signed by the holders of a majority in aggregate principal amount of Bonds then outstanding or, if the Bonds are no longer outstanding, the Bank.

Section 1205. Appointment of Successor Trustee. If the Trustee hereunder shall resign or be removed, or be dissolved, or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, a successor shall be appointed by the Borrower. At any time within one year after any such vacancy shall have occurred, a Majority of the Bondholders or, if the Bonds are no longer outstanding, the Bank may appoint a successor Trustee by an instrument or concurrent instruments in writing signed by or on behalf of such holders, which appointment shall supersede any Trustee theretofore appointed by the Borrower. Each successor Trustee shall be a trust company or bank in good standing having trust powers and located in the State or in the Commonwealth of Massachusetts, having a reported capital and surplus of not less than $25,000,000. Any such successor Trustee shall become Trustee upon giving notice to the Borrower, the Issuer, the Bank and the Bondholders, if any, of its acceptance of the appointment, vested with all the property, rights and powers of the Trustee hereunder, without any further act or conveyance. Any predecessor Trustee shall execute, deliver and record and file such instruments as the Trustee may reasonably require to confirm or perfect any such succession.

Section 1206. Dealing in Bonds. The Trustee and any of its directors, officers, employees or agents may become the owners of any or all of the Bonds secured hereby.

Section 1207. Depositary or Trustee as Bond Registrar; List of Bondholders. Subject to the further provisions hereof, the Depositary is hereby designated as bond registrar for the Bonds and, as such, will keep on file a list of names and addresses of the holders of all Bonds; provided, however, that the Bond Registrar shall be under no responsibility with regard to the accuracy of the address of any Bondholder. At reasonable times and under reasonable regulations established by the Bond Registrar, such list may be inspected and copied by the Borrower or by owners (or a designated representative thereof) of Bonds then outstanding, such ownership and the authority of any such designated representative to be evidenced to the satisfaction of the Bond Registrar. Following the earlier of the time at which FNBB ceases to be the Depositary or the Conversion Date, the Trustee shall automatically be designated as Bond Registrar, and shall be subject to the provisions of this Section 1207.

Section 1208. Successor Trustee as Custodian of Funds, Bond Registrar and Paying Agent. In the event of a change in the office of Trustee, the predecessor Trustee which has resigned or been removed shall cease to be custodian of any funds it may hold pursuant to this Agreement, and, if applicable, cease to be the bond registrar and Paying Agent for any of the Bonds, and the successor trustee shall become such custodian, and if applicable, bond registrar and Paying Agent.

Section 1209. Adoption of Authentication. In case any Bonds shall have been authenticated but not delivered, any successor Bond Registrar may adopt the certificate of authentication of the predecessor Bond Registrar and deliver the Bonds as so authenticated.

Section 1210. Designation and Succession of Paying Agents. The Depositary is hereby designated as Paying Agent for the Bonds for the purpose of purchasing Bonds pursuant to Section 401(d) and making payments of interest during the Variable Rate Period, which designation shall terminate upon the earliest to occur of an Event of Default, the Conversion Date or the termination of FNBB as Depositary. After 15 days' written notice to the Borrower and subject to the Borrower's approval, the Trustee may designate any other banks or trust companies as Paying Agents.

Any bank or trust company with or into which any Paying Agent other than the Trustee may be merged or consolidated, or to which the assets and business of such Paying Agent may be sold, shall be deemed the successor of such Paying Agent for the purposes of this Agreement. If the position of such Paying Agent shall become vacant for any reason, the Trustee shall, within 30 days thereafter, appoint a bank or trust company located in the same state as such Paying Agent to fill such vacancy.

The Paying Agents shall enjoy the same protective provisions in the performance of their duties hereunder as are specified in Section 1201 with respect to the Trustee, insofar as such provisions may be applicable.

PART VII: AMENDMENTS AND WAIVERS; MISCELLANEOUS

Article 13--Amendments and Waivers

Section 1301. Amendments Not Requiring Consent of Bondholders. The parties may without the consent of, or notice to, any of the Bondholders, enter into amendments, modifications and supplements to this Agreement and financing statements or other instruments evidencing the existence of a lien as shall not, in their opinion, be inconsistent with the terms and provisions hereof for any one or more of the following purposes:

(a) To cure any ambiguity, inconsistency or formal defect or omission in this Agreement;

(b) To grant to or confer upon the Trustee for the benefit of the Bondholders and the Bank any additional rights, remedies, powers, or authority that may lawfully be granted to or conferred upon the Bondholders, the Bank or the Trustee;

(c) To subject to the lien and pledge of this Agreement additional revenues, properties or collateral;

(d) To evidence any succession to the Issuer and the assumption by such successor of the agreements of the Issuer contained in this Agreement and the Bonds;

(e) To the extent required by law, to permit registration of the Bonds under the federal Securities Act of 1933, as amended, and the federal Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and to permit qualification of the Agreement under the Trust Indenture Act; and

(f) To provide for uncertificated Bonds or, to the extent permitted by law, for the issuance of coupons and bearer Bonds or Bonds registered only as to principal without causing interest on such Bonds to be subject to federal income taxation;

(g) To effect any other change herein which, in the judgment of the Trustee and the Bank, is not to the prejudice of the holders of the Bonds.

Section 1302. Amendments Requiring Consent of Bondholders. In addition to amendments, modifications and supplements permitted by Section 1301, a Majority of the Bondholders shall have the right, from time to time, to consent to and approve the execution by the parties hereto of such other amendments, modifications or supplements hereto for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Agreement; provided, however, that nothing in this Section contained shall permit (a) an extension of the stated maturity of the principal of or the interest on any Bond without the consent of the holder of such Bond; (b) a reduction in the principal amount of any Bond, the rate of interest thereon or the premium to be paid upon the prepayment thereof prior to maturity without the consent of the holder of such Bond; (c) the establishment of a privilege or priority of any Bond or Bonds over any other Bond or Bonds without the consent of all the Bondholders; (d) a reduction in the aggregate principal amount of Bonds the holders of which are required to consent to any such amendment, modification or supplement without the consent of the holders of all the Bonds at the time outstanding which would be affected by the action to be taken; (e) a modification of the rights, duties or immunities of the Issuer, the Trustee or the Bank without the written consent of the affected party and all the Bondholders; (f) any amendment of the provisions of this Agreement pertaining to the drawing and application of proceeds of the Letter of Credit or the definition or application of Priority Funds without the consent of the holders of all the Bonds outstanding; or (g) any modification, amendment or revocation of the Letter of Credit without the consent of the holders of all of the Bonds secured thereby.

If at any time the Issuer shall request the Trustee to enter into any amendment, modification or supplement pursuant to this Section, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution to be made in the manner required for redemptions of principal of Bonds pursuant to Section 402; provided, however, that failure to give such notice, or any defect therein, shall not affect the validity of the proceedings.

Such notice shall briefly set forth the nature of the proposed amendment, modification or supplement and shall state that copies thereof are on file at the Principal Office of the Trustee for inspection by all Bondholders. Except as otherwise provided in this Section 1302, if, within 60 days or such longer period (not to exceed two years) as shall be prescribed by the Issuer following the final mailing of such notice, not less than a Majority of the Bondholders at the time of the execution of any such amendment, modification or supplement, shall have consented to and approved the execution thereof, no holder of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such amendment, modification or supplement as in this Section permitted and provided, this Agreement shall be and be deemed to be amended, modified or supplemented in accordance therewith.

Section 1303. Opinion of Counsel. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, the opinion of any counsel approved by it, who may be counsel for the Issuer or the Bank, as conclusive evidence that any such proposed amendment, modification or supplement complies with the provisions of this Agreement and that it is proper for the Trustee, under the provisions of this Article, to join in the execution of such amendment, modification or supplement.

Section 1304. Consent of Bank; Amendments to Letter of Credit. Anything herein to the contrary notwithstanding, an amendment, modification or supplement under this Article shall not become effective unless and until the Bank shall have consented in writing to the execution and delivery of such amendment, modification or supplement. The Letter of Credit may not be amended (other than to extend the expiration date thereof) without the consent of the holders of all of the Bonds secured thereby. Subject to the foregoing sentence, the Reimbursement Agreement may be amended without notice to or consent of any Person other than the Borrower.

Section 1305. Modification by Unanimous Consent. Notwithstanding anything contained elsewhere in this Agreement, the rights and obligations of the Issuer and of the holders of the Bonds, and the terms and provisions of the Bonds and this Agreement or any amendment, modification, or supplement hereto, may be modified or altered in any respect with the consent of the Borrower, the Issuer, the Trustee, the holders of all of the Bonds then outstanding and the Bank.

Article 14--Miscellaneous

Section 1401. Consents, etc., of Bondholders. Any consent, request, direction, approval, objection or other instrument required by this Agreement to be executed by the Bondholders may be in any number of concurrent writings of similar tenor and may be executed by such Bondholders in person or by agent appointed in writing.

Section 1402. Limitation of Rights. With the exception of rights herein expressly conferred, nothing expressed or implied from this Agreement or the Bonds shall give to any Persons other than the parties hereto and the holders of the Bonds any right or remedy with respect to this Agreement. This Agreement and all of the covenants, conditions and provisions hereof are for the sole and exclusive benefit of the parties hereto and the holders of the Bonds as herein provided.

Section 1403. Severability. In the event that any provision of this Agreement shall be held to be invalid in any circumstance, such invalidity shall not affect any other provision or circumstance.

Section 1404. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and except as provided in Section 1201(c) hereof shall be deemed given when mailed by registered or certified mail, postage prepaid, or sent by telegram addressed to the appropriate Notice Address, with a copy to each other party hereto.

Section 1405. Payments Due on Saturdays, Sundays and Holidays. In any case where a Payment Date is a Saturday or Sunday or a day on which the Trustee is required, or authorized or not prohibited, by law (including executive orders) to close and is closed, then payment of interest or principal and any premium due on such day need not be made by the Trustee on such date but may be made on the next succeeding business day on which the Trustee is open for business with the same force and effect as if made on the Payment Date.

Section 1406. Extent of Covenants; No Personal Liability. No covenant, stipulation, obligation or agreement of the Issuer contained in this Agreement shall be deemed to be a covenant, stipulation, obligation or agreement of any present or future director, officer, employee or agent of the Issuer in his individual capacity; and no such person (including any such person executing the Bonds) shall be liable personally on the Bonds or be subject to any personal liability by reason of their issuance.

 No shareholder, director, officer or employee of the [   ] Borrower for the
satisfaction of any obligation of the Borrower hereunder.

Section 1407. Bonds Owned by Issuer, Borrower or Bank. In determining whether Bondholders of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Agreement, Bonds which are owned by the Issuer, the Borrower, the Bank or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower (unless the Issuer, the Borrower, the Bank or such Person owns all Bonds which are then outstanding determined without regard to this Section 1407) shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith (except under the Standby Credit Agreement) may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer, the Borrower, the Bank or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower (unless such pledgee owns all Bonds which are then outstanding, determined without regard to this Section 1407). In case of a dispute as to such right, any decision by the Trustee taken in good faith upon the advice of counsel shall be full protection to the Trustee in accordance with its standards of performance hereunder.

Section 1408. Captions; Index. The captions, headings and index in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

Section 1409. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same Agreement.

Section 1410. Governing Law; Sealed Instrument. The validity and interpretation of this Agreement and the Bonds shall be governed by the laws of the State of Vermont. It is intended that this Agreement shall have the effect of a sealed instrument.

Section 1411. Agreements to Constitute Covenants. Words of agreement and promises shall also Constitute covenants.

IN WITNESS WHEREOF, each of the Borrower, the Issuer and the Bank has caused this Agreement to be executed and delivered in its name and behalf by its authorized officers and to evidence its acceptance of the trusts hereby created, the Trustee has caused this Agreement to be executed in its name and behalf by its authorized officer, all as of the date appearing on page 1.

State of Vermont, acting by
and through The Vermont
Industrial Development Authority

By--------------------------
Chairman/Vice Chairman

Mount Snow Ltd.

By--------------------------
[Title]

Proctor Bank as Trustee

By--------------------------
[Title]

The First National Bank of Boston

By--------------------------
Vice President

EXHIBIT 301

FORM OF BOND

The form of the Bonds is, for the sake of convenience, shown as a single, fully registered Bond. Appropriate and necessary changes should be made in any Bond or Bonds subsequently issued.

UNITED STATES OF AMERICA
STATE OF VERMONT
VERMONT INDUSTRIAL DEVELOPMENT AUTHORITY
FLOATING/FIXED RATE INDUSTRIAL REVENUE BOND
(MOUNT SNOW LTD. ISSUE--1984 SERIES)

                                                                     No. 1 R-  $

THIS BOND IS NOT A GENERAL OBLIGATION OF THE VERMONT INDUSTRIAL DEVELOPMENT AUTHORITY NOR A DEBT OR A PLEDGE OF THE FAITH AND CREDIT OF THE STATE OF VERMONT, BUT IS PAYABLE SOLELY FROM THE REVENUES PLEDGED FOR ITS PAYMENT IN ACCORDANCE WITH THE LOAN AND SECURITY AGREEMENT REFERRED TO BELOW.

1. Payment Provisions. The State of Vermont, acting and through the Vermont Industrial Development Authority (the "Issuer"), for value received, promises
to pay to   , or registered assigns or legal representatives (but only from the limited sources and in the manner hereinafter described), on April 1,
1999 the principal sum of   (   ) Dollars and except as provided below,
interest from the date of delivery of this Bond at the rates, and payable on the dates, set forth below on the unpaid principal amount outstanding from time to time.

The final payment of principal and premium, if any, and interest shall be payable at the principal office of the Paying Agent (as defined in the Agreement) upon surrender of this Bond, and other payments (except as otherwise provided herein) shall be payable by wire transfer in immediately available funds by the Paying Agent to the registered owner of this Bond at the account designated by the registered owner to the Paying Agent, as of the close of business on the Record Date, which when used herein shall mean (a) with respect to any Variable Period Interest Payment Date (as hereinafter defined), the first day next preceding such Variable Period Interest Payment Date (or the next business day if such Wednesday is not a business day), or
(b) with respect to any Fixed Period Interest Payment Date (as hereinafter defined), the fifteenth day of the month next preceding such Fixed Period Interest Payment Date, or, if such day shall not be a business day, the next preceding business day.

Principal and premium, if any, and interest are payable in lawful money of the United States of America.

(a) Variable Rate Period. This Bond shall bear interest from and including the date hereof (except as herein provided) until payment of the principal hereof shall have been made or provided for in accordance with the provisions hereof and of the Agreement (hereinafter defined) whether at maturity, upon redemption or otherwise. Prior to the date on which Mount Snow, Ltd., a Vermont corporation (the "Borrower") elects to exercise its option under the Agreement to convert the interest rate hereon to a fixed rate as hereinbelow described (the "Conversion Date"), this Bond shall bear interest at a rate (the "Variable Rate") equal to the lesser of (a) 15% per annum and (b) a floating rate established as herein provided. Except as provided in the second paragraph hereof, the floating rate shall be equal to ARBI plus a fixed interest component ("FIC") equal to one-quarter of one percent (1/4 of 1%), provided that:

(i) if the Depositary (as defined in the Agreement) shall have received a notice requiring the redemption of any Bonds as described in the Agreement and if the Remarketing Agent shall remarket all or a portion of such Bonds pursuant to the Remarketing Agreement (as defined in the Agreement), the floating rate of interest for all Bonds shall be equal to the sum of (A) ARBI, plus (B) the FIC, plus (C) if required to enable the Remarketing Agent to remarket such tendered Bonds at par plus accrued interest, an additional interest component ("AIC") determined as hereinafter provided. The AIC shall be equal to that percentage of interest, determined by the Remarketing Agent in connection with any remarketing effort and expressed in increments of 1/8th of 1% per annum, which when added to the sum of ARBI plus the FIC at the time applicable to the Bonds, will produce the interest rate per annum necessary to enable the Remarketing Agent to remarket such Bonds at par plus accrued interest. The AIC shall become effective with respect to all Bonds as of the date of issue of the remarketed Bonds, unless such date occurs after the last Wednesday of a Variable Rate Interest Period (as defined in the Agreement), in which case such AIC shall become effective as of the first Wednesday of the next Variable Rate Interest Period; and

(ii) if an AIC is added to the floating rate pursuant to the preceding clause
(i), such AIC shall remain in effect until the end of the Variable Rate Interest Period following the Variable Rate Interest Period in which the Bonds were remarketed (except as provided in clause (iii) below), until a further adjustment to the floating rate is made pursuant to the preceding clause (i) or until the interest rate on the Bonds is otherwise determined as provided in this Agreement; and

(iii) if the Remarketing Agent shall have advised the Borrower, the Issuer, the Trustee and each Bondholder not less than seven days prior to the first Wednesday of any Variable Rate Interest Period that the discontinuance of the AIC would result in the

Bonds bearing interest at a rate different from the interest rate per annum necessary to enable the Remarketing Agent to remarket the Bonds at par plus accrued interest, the floating rate shall be equal to the floating rate as last adjusted pursuant to the preceding clause (i) until such time as the floating rate may again be adjusted pursuant to such clause (i) or until the interest rate on the Bonds is otherwise determined as provided for in this Agreement.

In the event that FNBB discontinues the announcement of ARBI, the floating rate shall be equal to the annual rate of interest, expressed as a percentage of the average yield evaluations at par for the preceding week of United States Treasury obligations having a maturity of 91 days, which is determined by the Remarketing Agent as necessary to remarket the Bonds at par plus accrued interest, and which shall be announced by the Remarketing Agent to the Trustee, the Issuer, the Depositary and the Borrower on Wednesday of each week, beginning on the first such Wednesday following the discontinuance of ARBI. Such floating rate shall be effective from and including the next Wednesday after it is announced to and including the following Tuesday.

"ARBI" means the rate calculated as a percentage (the "ARBI Percent") of the FNBB Base Rate, which is announced by FNBB from time to time, as the annual rate of interest which, in FNBB's sole judgment, will result in the minimum yield attainable on tax-exempt adjustable-rate bonds supported by FNBB's Letter of Credit or a Substitute Credit Facility (as defined in the Agreement). ARBI shall change as and when the FNBB Base Rate changes, provided that (a) ARBI shall not be lower on any day during any Variable Rate Interest Period than on the first Wednesday of such Interest Period, and (b) changes in the FNBB Base Rate of which the Trustee is given notice after the last Wednesday in any Variable Rate Interest Period shall become effective on the first Wednesday of the next succeeding Variable Rate Interest Period. Changes in ARBI which result from a change in the ARBI Percent shall become effective with respect to a Variable Rate Interest Period only if the Trustee and each Bondholder is given notice of such change in the ARBI Percent at least seven days prior to the first Wednesday of such Variable Rate Interest Period. Changes in the FNBB Base Rate and ARBI Percent shall be communicated by the Bank to the Trustee, the Depositary and the Remarketing Agent promptly
after they are announced [   ] in accordance with the Agreement (each such
date being herein referred to as a "Fixed Period Interest Payment Date").

Notwithstanding anything herein contained to the contrary, the interest rate on this Bond shall be established at a fixed rate (the "Fixed Rate") upon the election by the Borrower to exercise its Option to Convert (as hereinafter defined) on such date which is a business day as the Borrower shall select, subject to the terms and conditions of the 7 48 Agreement. Following such election, the Bond Registrar shall endorse this Bond with the amount and the effective date of the Fixed Rate. The Fixed Rate will be the rate of interest certified to the Borrower, the Issuer, the Depositary and the Trustee by the Remarketing Agent no fewer than three Business Days prior to the Conversion Date as the minimum rate of interest which, in the opinion of the Remarketing Agent, is necessary to sell the Bonds in a secondary sale (by private placement, so long as the Remarketing Agent shall be an entity not allowed to the sell the Bonds publicly) on the Conversion Date at a price equal to 100% of the outstanding principal amount thereof; provided, however, that such rate of interest shall not be less than 75% nor more than 125% of an index computed as hereinafter described (the "Fixed Interest Index") as of the Computation Date (as hereinafter defined). The Fixed Interest Index shall mean the interest rate index, determined by the Remarketing Agent and announced to the Trustee, the Issuer, the Depositary and the Borrower from time to time, based upon yield evaluations at par (on the basis of a term approximately equal to the time remaining until the maturity of the Bonds) of not less than ten (10) component issuers of comparable credit quality selected by the Remarketing Agent which may include, without limitation, issuers of general obligations bonds and industrial development revenue bonds and other limited and special obligation bonds, the interest on which is exempt from federal income taxation. In the event the Letter of Credit (hereinafter defined) remains outstanding and available on and after the Conversion Date or a Substitute Credit Facility is issued and available on and after such date, the component issuers are required to be of the same rating category as shall then be assigned to the Bonds (or, if the Bonds are not rated, the long-term obligations of the issuer of the Letter of Credit or such Substitute Credit Facility, as the case may be) by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"). In the event the Letter of Credit will not remain outstanding and available on and after the Conversion Date and no Substitute Credit Facility will be issued and available on and after the Conversion Date, then the component issuers shall be of the same credit quality as the Borrower in the judgment of the Remarketing Agent. The specific issuers included in the component issuers may be changed from time to time by the Remarketing Agent in its discretion. In the event the Fixed Interest Index cannot be determined by the aforementioned method, such Index will be equal to 95% of the most recent Bond Buyer Revenue Bond Index; provided that if the Bond Buyer Revenue Bond Index is no longer published, then such Index will be equal to 90% of the average of the yield evaluations at par of the United States Treasury obligations having a term to maturity within one year of the remaining time to maturity of the Bonds as computed by the Remarketing Agent; and provided further that if such Index cannot be determined by any of such methods, then it will be equal to 15%.

(c) Option to Convert. The Borrower may exercise its right to convert to a fixed rate (the "Option to Convert") at any time by giving written notice to the Issuer, the Trustee and the LOC Bank (hereinafter defined) stating (i) its election to convert to the Fixed Rate, which notice shall specify the date as of which the Fixed Interest Index shall be computed (the "Computation Date") (which date shall not be more than five business days from the date of such notice), (ii) the Conversion Date, which date shall not be less than 20 nor more than 60 days from the date the Borrower gives such notice, (iii) whether the Letter of Credit has been extended and the terms thereof, or whether a Substitute Credit Facility has been obtained and the terms thereof, (iv) a debt service schedule for the Bonds and (v) a form of notice of redemption satisfying the requirements of the Agreement and containing all the information required to be included in such notice. Such notice shall be accompanied by an opinion of Bond Counsel stating that the establishment of the Fixed Rate and the purchase and resale of the Bonds in connection therewith are authorized and permitted by the Agreement and the Act, have been approved by the Issuer, if required (a certified copy of which approval shall be attached) and will not have an adverse effect on the exemption from federal income tax of interest on the Bonds.

The Borrower has caused the Letter of Credit to be delivered to the Trustee pursuant to the requirements of the Agreement, which permits a substitution of a Substitute Credit Facility if the Borrower shall furnish to the Trustee (i) an opinion of Bond Counsel stating that the delivery of such Substitute Credit Facility to the Trustee is authorized under the Agreement and complies with the terms thereof, (ii) an opinion of counsel in form and substance reasonably satisfactory to the Trustee (and substantially similar in content with respect to the Substitute Credit Facility as those opinions originally rendered with respect to the Letter of Credit in connection with the original issuance of the Bonds) to the effect that the Substitute Credit Facility is the valid, binding and enforceable obligation of the bank or other institution issuing it and that payments on the bonds out of the proceeds of a drawing on the Substitute Credit Facility will not constitute voidable preferences under the federal Bankruptcy Code or other applicable laws and regulations and (iii) written evidence from Moody's, if this Bond is rated by such rating agency, and S&P, if this Bond is rated by such rating agency, in each case to the effect that such rating agency has reviewed the proposed Substitute Credit Facility and that the substitution of the proposed Substitute Credit Facility for the Letter of Credit will not, by itself, result in a reduction of its rating of this Bond from that which then prevails. The Borrower, at its election, may, with the consent of the LOC Bank, extend the Letter of Credit or may provide another credit facility for the period after the expiration of the Letter of Credit.

2. Effect of Determination of Taxability. Upon a determination that the interest on any Bond is subject to federal income taxation for any reason other than that such Bond is or was held for any period by a "substantial user" of the Project or a "related person" within the meaning of
Section 103(b)(13) of the Internal Revenue Code of 1954, as amended, the Bonds shall be redeemed by the Issuer (but only from the limited sources and in the manner hereinafter described), prior to stated maturity, in whole, upon the occurrence of a Determination of Taxability. The redemption price for the Bonds to be redeemed in such event shall be equal to the sum of the outstanding principal amount thereof during the Variable Rate Period, and 103% of the principal amount thereof during the Fixed Rate Period, in each case plus accrued and unpaid interest thereon to the redemption date, at the Variable Rate or the Fixed Rate, as the case may be.

"Determination of Taxability" means a determination that the interest income on any of the Bonds does not qualify as exempt interest under Section 103 of the Internal Revenue Code of 1954, as amended ("exempt interest"), for a reason other than that a Bondholder is a "substantial user" of the Project or a "related person" of the Borrower within the meaning of Section 103(b)(13) of said Code, which determination shall be deemed to have been made upon the occurrence of the first to occur of the following:

(a) the date on which the Trustee receives an opinion of Bond Counsel that the interest income on any of the Bonds does not qualify as exemp interest; or

(b) the date on which any change in law or regulation becomes effective or on which the Internal Revenue Service issues any private ruling, technical advice or any other written communication with or to the effect that the interest income on any of the Bonds does not qualify as exempt interest; or

(c) the date on which the Borrower shall receive notice from he Trustee in writing that the Trustee has been advised by any holder of any Bonds that the Internal Revenue Service has issued a thirty-day letter or other notice which asserts that the interest on such Bonds does not qualify as exempt interest.

Any such redemption shall be made not more than 30 days after the Determination of Taxability. Any Determination of Taxability shall be conclusive as to the Issuer, the Borrower and any registered owner or former registered owner of this Bond.

3. Description of Bond Issue. This Bond is one of an issue of $2,130,000 industrial revenue bonds (the "Bonds") issued under a Loan and Security Agreement dated as of October 1, 1984 (together with any modifications, amendments or supplements, the "Agreement") among the Borrower, the Issuer, Proctor Bank, as Trustee (the "Trustee", which term includes any successor in said trust), and The First National Bank of Boston ("FNBB" or the "Bank"). The proceeds of the Bonds will be loaned (the "Loan") by the Issuer to the Borrower under the Agreement to finance costs of acquiring, improving and equipping industrial facilities (the "Project"), including costs incidental thereto and to the financing thereof, for use by the Borrower within the Town of Dover, Vermont (the "Municipality") in order to expansion of an industrial enterprise in the Municipality and thereby provide for industrial development and employee opportunities. The Bonds are issued pursuant to and in full compliance with the Constitution and laws of the State of Vermont and pursuant to Chapter 12 of the Vermont Statutes Annotated and resolutions duly adopted by the members of the Issuer, which resolutions also authorize the execution and delivery of the Agreement. Loan payments sufficient for the prompt payment when due of the principal of, premium, if any, and interest on the Bonds are to be paid by the Borrower to the Trustee for the account of the Issuer and deposited in the Bond Fund established by the Agreement and have been duly pledged for that purpose.

Principal of and interest on the Bonds are further secured by moneys which may be drawn by the Trustee under an irrevocable letter of credit issued by the Bank to the Trustee (or any substituted letter of credit issued in accordance with Section 509 of the Agreement) to the extent and in the manner provided therein. References herein to the "Letter of Credit" shall mean said letter of credit issued by the Bank, or a substituted letter of credit, whichever is then in effect, and references herein to the "LOC Bank" shall mean The First National Bank of Boston, or, where appropriate, the issuer of a substituted letter of credit. The Letter of Credit has been issued under a Reimbursement Agreement dated as of October 1, 1984 (the "Reimbursement Agreement") between the Borrower and the LOC Bank, and as security for the performance by the Borrower of its obligations under the said Reimbursement Agreement to reimburse the LOC Bank with respect to any drawing upon the Letter of Credit, the Borrower has also granted to the LOC Bank a mortgage on and security interest in certain of its properties. Such obligations are also secured by a Guaranty of even date (the "Guaranty") by Sherburne Corporation, the parent of the Borrower (the "Guarantor"). In connection with the Guarantor's guaranty of the obligations to the LOC Bank, the Guarantor has granted to the LOC Bank a mortgage on and security interest in certain of its properties.

The Trustee is entitled under the Letter of Credit (which is scheduled to expire 105 days after April 1, 1991, but may be extended, renewed or replaced by a substitute Letter of Credit, on or before such date) upon the occurrence of an event of default under the Agreement to draw up to (a) the aggregate principal amount of the Bonds then outstanding to pay the principal of the Bonds, and (b) an amount equal to up to 135 days' interest accrued on the Bonds on or prior to the maturity thereof, during the period the Bonds bear interest at a variable rate as herein provided (the "Variable Rate Period") and up to

285 days' interest accrued on the Bonds on or prior to the maturity thereof, during the period the Bonds bear interest at a fixed rate as herein provided (the "Fixed Rate Period")(at the maximum rate of interest thereon permitted under the Agreement).

The Bonds are to be equally and ratably secured and entitled to the protection given by the Agreement and the Letter of Credit or any Substitute Credit Facility. Reference is hereby made to such documents for a description of the nature and the extent of the security for the Bonds, the rights, duties and obligations and immunities of the Issuer, the Trustee and the holders of the Bonds and the terms upon which the Bonds are or may be issued and secured.

4. Exchange and Transfer. This Bond is exchangeable for fully registered bonds in denominations of $100,000 or integral multiples of $5,000 in excess of $100,000 during the Variable Rate Period and $5,000 during the Fixed Rate Period, as provided in the Agreement.

This Bond is transferable on the Bond register upon its surrender at the principal office of the Bond Registrar, accompanied by a written instrument of transfer in form satisfactory to the Bond Registrar, duly executed by the registered owner of its attorney or legal representative, for notation by the Bond Registrar indicating the name of the transferee, the date to which interest has been paid, and the balance of principal due hereon. The Issuer and the Bond Registrar may treat the person in whose name this Bond is registered as the absolute owner hereof for all purposes and shall not be affected by any notices to the contrary.

5. Redemption. Principal of the Bonds is subject to redemption as follows:

(a) Optional Redemption. The Bonds may be called for redemption on or prior to the Conversion Date, as provided by Section 401(a) of the Agreement, by the Issuer at the direction of the Borrower (but only from the limited sources and in the manner hereinabove described) in whole or in part, from time to time on any Variable Period Interest Payment Date, beginning on the first such date which occurs more than six months after the date of issuance of his Bonds, at a redemption price equal to the principal amount thereof together with accrued interest thereon to the Variable Period Interest Payment Date fixed for redemption.

The Bonds may be called for redemption beginning on the fifth anniversary of the Conversion Date, as provided by Section 401(a) of the Agreement, by the Issuer at the direction of the Borrower (but only from the limited sources and in the manner hereinabove described) at any time in whole or in part, from time to time on any Fixed Period Interest Payment Date, at a redemption price equal to the principal of and accrued interest on the Bonds to the date fixed for redemption plus a premium equal to 3% in the first year the Bonds are so subject to redemption, declining 0.50% per year thereafter until the premium equals zero.

(b) Extraordinary Redemption. Principal of the Bonds shall be redeemed in whole but not in part by the Issuer (but only from the limited sources and in the manner hereinbelow described), at the option and direction of the Borrower, on any date at a redemption price of 100% of the principal amount redeemed, plus accrued interest to the redemption date, if any of the following events shall have occurred:

(i) The Project or any production facility served thereby shall have been damaged or destroyed to such extent that, in the opinion of the Borrower, the Project cannot be reasonably restored within a period of six months from the date of such damage or destruction, or the Borrower is thereby prevented from carrying on its normal operation of the Project for a period of six months from the date of such damage or destruction; or

(ii) Title to or the temporary use of all or substantially all of the Project or any production facility served thereby shall have been taken or condemned by a competent authority, which taking or condemnation results or is likely to result in the Borrower being thereby prevented from carrying on its normal operation of the Project for a period of six months; or

(iii) As a result of changes in the Constitution of the United States of America or of the State of Vermont or of legislative or administrative action (whether state or federal) or by final decree or judgment of any court or administrative body (whether state or federal), the Bonds or the Agreement become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed therein or unreasonable burdens or excessive liabilities are imposed upon the Borrower, by reason of the operation of the Project.

To exercise its option pursuant to subparagraph (b) above the Borrower shall give notice of its intention to redeem to the Issuer and the Trustee within six months after the occurrence of an event described above. The notice shall refer to the applicable section of this paragraph, describe and give the date of such event and direct the redemption of all outstanding Bonds on a specified date which shall not be earlier than 30 days following the date of such notice.

(c) Mandatory Redemption. Principal of the Bonds shall be redeemed without premium from funds deposited in the Bond Fund pursuant to Section 501B of the Agreement to the extent, in the manner and at the times provided for therein at 100% of the principal amount redeemed in whole and not in part, plus accrued interest to the redemption date. The Bonds shall be redeemed, as provided in paragraph 2 above, upon a Determination of

Taxability.

(d) Tender for Redemption or Purchase upon Election of Bondholder. As provided in Section 401(d) of the Agreement, on or prior to the Conversion Date this Bond shall be redeemed by the Issuer, on the demand of the registered owner hereof (but only from the limited sources and in the manner hereinabove described) on any business day at a redemption price equal to the principal amount hereof plus accrued interest, if any, to date of redemption upon:

(x) delivery to the Depositary at its principal office of a written notice (which shall include a telex confirmed in writing within 24 hours) in the form of such notice appended hereto at the time of issuance of this Bond (a "Bondholder's Election Notice") which (i) states the principal amount of this Bond, (ii) states the date on which this Bond shall be redeemed, which date shall be a business day not prior to the seventh day next succeeding the date of the delivery of such notice to the Depositary, (iii) irrevocably requests such redemption, and (iv) contains an undertaking of the registered owner hereof to deliver this Bond to The First National Bank of Boston, as depositary (the "Depositary") or its agent, as provided in paragraph (y) below; and

(y) delivery of this Bond duly endorsed in blank for transfer at the office of the Depositary or its agent designated in the Bondholder's Election Notice at or prior to 10:00 A.M., Boston time, on the date for redemption specified in the notice given pursuant to paragraph (x) above, together with a due-bill check for accrued interest if such day be after the Record Date for the Variable Period Interest Payment Date next succeeding the date of such notice to the Trustee and prior to such Interest Payment Date; provided, however, that this Bond shall be so redeemed only if the bond delivered to the Depositary shall conform in all respects to the description thereof in the Bondholder's Election Notice.

If the Bondholder fails to deliver its Bond in accordance with clause (y) above, such Bond shall cease to be Outstanding for purposes of the Agreement, and the provisions of Section 507 shall apply, immediately upon the deposit with the Trustee of funds sufficient to pay principal of and interest on such Bond. Such Bond shall cease to bear interest on the specified redemption date. By the acceptance of this Bond, the registered owner hereof agrees that if there are funds available for such purpose in the Bond Purchase Fund established with the Depositary under the Depositary Agreement dated as of October 1, 1984 among the Trustee, the Borrower and the Depositary, then any Bond tendered to the Depositary for redemption as provided in the preceding paragraph shall be, on the date specified in the Bondholder's Election Notice, purchased and not redeemed at a purchase price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase; provided, however, that if the purchase date for any Bond is an Interest Payment Date, the purchase price thereof shall be the principal amount thereof and interest on such Bond shall be paid to the registered owner of such Bond in the normal course.

Prior to the Conversion Date any redemption, either as a whole or in part, other than a redemption at the demand of a registered owner hereof, shall be made upon notice given by mail at least thirty (30) days prior to the date fixed for redemption pursuant to Section 401(a) of the Loan and Security Agreement, and at least ten (10) days prior to the date fixed for redemption pursuant to any other Section to the owners of Bonds to be redeemed; provided, however, that, after the Conversion Date, failure duly to give such notice by mail to any Bondholder, or any defect therein, shall not affect the validity of the proceedings for such redemption. On the date designated for redemption, notice having been given as provided in the Agreement, the Bonds or portions thereof so called for redemption shall become and be due and payable at the redemption price provided for redemption of such Bonds or such portions thereof on such date, and, if moneys for payment of the redemption price and the accrued interest shall be held by the Trustee or any paying agent, all as provided in the Agreement, interest on such Bonds or such portions thereof so called for redemption shall cease to accrue, such Bonds or such portions thereof so called for redemption shall cease to be entitled to any benefit or security for redemption under the Agreement, and the owners thereof shall have no rights in respect of such Bonds or such portions thereof so called for redemption except to receive payment of the redemption price thereof and the accrued interest so held by the Trustee or by any paying agent. If a portion of this Bond shall be called for redemption, a new registered Bond without coupons in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

(e) Tender for Redemption or Purchase upon Expiration of Letter of Credit or Occurrence of Conversion Date. As provided in Section 401(e) of the Agreement, this Bond shall be redeemed by the Issuer or purchased in accordance with the terms of the Depositary Agreement at a price equal to the principal amount thereof plus accrued interesb to the redemption date on the Interest Payment Date next preceding the date of expiration of the Letter of Credit unless such date of expiration is the Conversion Date, in which case such redemption shall take place on the Conversion Date even if the Letter of Credit has not expired or been terminated. No redemption shall take place with respect to Bonds purchased by the Borrower's designee in accordance with the Agreement.

By acceptance of this Bond, the registered owner hereof agrees that any Bonds called for redemption pursuant to Section 401(e) of the Agreement may be purchased in lieu of redemption, by the

Borrower's designee, which may not be the Borrower or a subsidiary or affiliate of the Borrower at a purchase price for each bond equal to the principal amount thereof plus interest, if any, thereon to the date of payment. The purchase price will be paid from moneys deposited by the purchaser into an account designated by the Trustee.

(f) Redemption Pursuant to Mandatory Sinking Fund Requirements. The Bonds are also subject to mandatory redemption pursuant to the terms of the mandatory sinking fund requirements and mandatory redemption obligations provided in
Section 402 of the Agreement on the first Wednesday in April in each year commencing April, 1985, requiring redemption of the principal amounts set forth below, at a redemption price of 100% of the principal amount redeemed, plus accrued interest to the redemption date:



DATE                            AMOUNT
----                            -------

April, 1985..................  $  70,000
April, 1986..................     80,000
April, 1987..................     90,000
April, 1988..................    100,000
April, 1989..................    110,000
April, 1990..................    120,000
April, 1991..................    130,000
April, 1992..................    140,000
April, 1993..................    150,000
April, 1994..................    160,000
April, 1995..................    170,000
April, 1996..................    180,000
April, 1997..................    195,000
April, 1998..................    210,000

If less than all of the Bonds shall be called for redemption pursuant to the foregoing subparagraph (a), (c) or (f), the particular Bonds or portions of Bonds to be redeemed shall be selected by the Trustee in the manner provided in
Section 403 of the Agreement. All payments upon partial redemption of the Bonds shall be of amounts of not less than $100,000 or an integral multiple of $5,000 in excess of $100,000 during the Variable Rate Period or $5,000 during the Fixed Rate Period. Notice of any redemption shall be given to the extent, and in the manner, required by the Agreement. That portion of this Bond called for redemption shall cease to bear interest on the specified redemption date provided sufficient Priority Funds (as defined in the Agreement) to redeem such portion and to pay accrued interest thereon to the redemption date are on deposit with the Trustee at that time. Thereafter such portion shall cease to be outstanding under the Agreement.

6. Additional Provisions. The holder of this Bond shall have no right to enforce the provisions of the Agreement or to institute or appear in proceedings with respect to the Agreement or its enforcement except as provided in the Agreement. In certain events as provided in the Agreement, the principal of all the Bonds then outstanding under the Agreement may become or be declared due and payable before their stated maturity, together with interest accrued thereon. Modifications or alterations of the Agreement or of any amendments or supplements thereto, may be made only as provided by the Agreement.

The Bonds shall not constitute the personal obligation, either jointly or severally, of any member, director, officer, employee or agent of the Issuer.

This Bond shall not be valid or entitled to any security or benefit under the Agreement until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, the Vermont Industrial Development Authority, acting in the name of the State of Vermont and on its behalf, has caused this Bond to be duly executed, and its corporate seal to be hereunto affixed by its Manager or Treasurer and its Chairman or Vice Chairman, as of October 1, 1984.

[Seal]                          STATE OF VERMONT, ACTING BY AND
                                THROUGH THE VERMONT INDUSTRIAL
                                 DEVELOPMENT AUTHORITY

                                By
                                   -----------------------------
                                   Manager or Treasurer

                                By
                                   -----------------------------
                                   Chairman or Vice Chairman

CERTIFICATION OF AUTHENTICATION

This Bond is the Bond described in the aforementioned Agreement. The date of delivery of this Bond is

                                           The First National Bank of
                                              Boston, as Bond Registrar

                                           By
                                              ----------------------------
                                              Authorized Officer

SCHEDULE OF PAYMENTS

NOTE: At any time at the option of the Bondholder his Bond may be submitted to the Bond Registrar for endorsement showing the balance of principal due thereon and the date to which interest has been paid.

Date of         Balance of            Date to which           Signature of
Entry           Principal Due         Interest Paid           Bond Registrar

ENDORSEMENT OF FIXED INTEREST RATE

NOTE: Promptly following the Borrower's exercise of its Option to Convert, the Bondholder shall submit this Bond to the Bond Registrar for endorsement by the Bond Registrar of the amount of the Fixed Rate and the effective date of the Fixed Rate.

Date of                               Effective Date           Signature of
Entry             Fixed Rate          of Fixed Rate            Bond Registrar

EXHIBIT 401

FORM OF BONDHOLDER'S ELECTION NOTICE

DATE

To: The First National Bank of Boston,
    as Depositary under the Loan and
    Security Agreement dated as of
    October 1, 1984 (the "Agreement")
    among the State of Vermont,
    acting by and through the Vermont
    Industrial Development Authority,
    Mount Snow Ltd., and The First
    National Bank of Boston

Attention: Manager, Corporate Trust Division

Gentlemen:

Pursuant to the provisions of the Agreement, the undersigned hereby irrevocably request(s) the redemption of the Bond described below.

1. The Bond is one of the Vermont Industrial Development Authority Floating/Fixed Rate Industrial Development Revenue Bonds (Mount Snow Ltd.
Issue-1984 Series), numbered R- , the principal amount of which is $         .

2. The date on which the Bond shall be redeemed (a day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in the City of Boston, but not prior to the seventh calendar day immediately following the date of delivery of this Notice) shall be .

3. The name of the registered owner or owners is and the address or addresses of such owner(s) is .

4. The person or persons to whom or to whose order the proceeds of the redemption or purchase of the Bond are to be paid, and the address or addresses of such payee or payees is .

I (we) hereby undertake to deliver such Bond, together (if the date set for redemption is after a Record Date and before an Interest Payment Date) with a due-bill check for accrued interest to such date, to the Depositary at its principal office at 100 Federal Street, Boston, Massachusetts 02110 [or to the Depositary's Agent, First National Boston Clearance Corporation, 55 Broadway, 3rd floor, New York, New York 10006] no later than 10:00 A.M., Boston time, on the business day set forth in paragraph 2 above.

Name and signature of holder or holder's duly authorized
attorney-in-fact:
Name                                       Signatures

EXHIBIT 501A

FORM OF REQUISITION FOR PAYMENT
FROM PROJECT FUND

To: Proctor Bank,
    Trustee under the Loan and Security
    Agreement dated as of October 1, 1984
    (the "Agreement") among Mount Snow
    Ltd. Trust (the "Borrower"), the State
    of Vermont, acting by and through the
    Vermont Industrial Development
    Authority, The First National Bank of
    Boston and such Trustee

                                                 Requisition No.

This requisition is made pursuant to Section 501A of the Agreement. Terms used in this requisition shall have the meanings specified for them in the Agreement.

The Trustee is hereby authorized and directed to make payment from the Project Fund as follows:

Amount:

Name and address of payee:

Description of use of proceeds (attach copies of invoices or statements, where available, from a contractor, vendor or other payee for the acquisition and installation or other costs of the Project; if unavailable, provide other evidence satisfactory to the Trustee):

Applicable subsection of Section 501A (circle one or more):

                (a)   (b)   (c)   (d)

1. The undersigned Project Supervisor hereby certifies to and Specifications, and the obligations have not been the basis for a prior requisition which has been paid.

2. This requisition contains no items representing payment on account of any retained percentage entitled to be retained by the Borrower at the date hereof.

3. The payment of this requisition will not result in less than 90% of the proceeds of the Bonds expended or to be expended under this requisition and all prior requisitions (after deducting expenses of issuing the Bonds) being considered as having been used to provide an "exempt facility" as that term is defined in Section 103(b)(4) of the Internal Revenue Code of 1954, as amended.

4. This requisition does not request reimbursement for any payments or payment for any obligations originally paid or incurred before June 22, 1984.

5. Any item of machinery or equipment described herein for which payment is proposed to be made has been delivered to and accepted by the Borrower, or such item has not been so delivered and accepted as of this date and there is delivered herewith an opinion of nationally recognized bond counsel acceptable to you that the payment proposed to be made for such item will not adversely affect the exemption from federal income taxation of the interest paid on the Bonds.

6. The obligation for which payment is proposed to be made does not represent a material change from the plans and Specifications on file with the Trustee as of the date of delivery of the Bonds, or payment for such obligation has been approved in writing by the Issuer and a copy of such approval filed concurrently with the Trustee.

Dated:              , 19
                                              Project Supervisor

EXHIBIT 501B

CONSTRUCTION LOAN DISBURSEMENT PROCEDURES

1. Requests for Disbursements. (a) Requests upon the Trustee for disbursements may be made by the Borrower and (with the exception of the disbursement described in subsection (d), below) not less than five business days prior to the date on which the Borrower desires a disbursement to be made.

(b) Each request for a disbursement shall

(i) be in the form of Exhibit 501A to the Agreement, with such additional information as the Trustee or the Bank may designate from time to time hereafter; and

(ii) be certified by the Project Supervisor.

2. Suspension of Disbursements. The Trustee and the Bank shall not be obligated to approve of any disbursement which is requested pursuant to Section 1 above, which otherwise would be subject to such approval, if at that time, any of the following have occurred or are occurring:

(a) Any Event of Default under the Agreement;

(b) Any occurrence which, solely with the passage of time or the giving of notice (or both), would be such an Event of Default;

(c) Substantial suspension of the prosecution of the Project to completion for a period of thirty (30) or more consecutive days, other than by reason of strike, fire, Act of God, or other cause beyond the control of the Borrower;

(d) Determination by the Trustee or the Bank that the then remaining principal balance of the Project Fund is not sufficient to cover the costs to be incurred to complete the Project.